UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Beam Inc.
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March 9, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Beam Inc. Annual Meeting of Stockholders to be held on Tuesday, April 24, 2012 at 1:30 p.m. (CDT) at the Renaissance Chicago North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois. At the Annual Meeting, stockholders will be asked to consider the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

2011 was an extraordinary year for the Company. Beam became a standalone premium spirits company following the separation of Fortune Brands’ businesses, and delivered strong results throughout the year. We look forward to presenting a short program on Beam’s 2011 results and future prospects immediately following the Annual Meeting.

We are extremely grateful for the valuable contributions of Bruce Carbonari, David Thomas, Ronald Waters and Norman Wesley, who departed from the Company’s Board of Directors following the spin-off of Fortune Brands Home & Security. We also express our appreciation to Pierre Leroy, who recently resigned from the Board to pursue a new business opportunity, and Anne Tatlock, who will retire from the Board as of the Annual Meeting following 16 years of distinguished service. We are very pleased that Stephen Golsby, Robert Steele and Matthew Shattock, Beam’s President and Chief Executive Officer, have joined the Beam Board and are nominees this year.

On behalf of the full Board of Directors, thank you for your continued support of Beam.

Sincerely,

A. D. David Mackay

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 9, 2012

The Beam Inc. (“Beam” or the “Company”) Annual Meeting of Stockholders will be held on Tuesday, April 24, 2012 at 1:30 p.m. (CDT) at the Renaissance Chicago North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois. Stockholders will be asked to consider the following matters:

Item 1:	The election of the seven director nominees identified in this Proxy Statement for a one-year term expiring at the 2013 Annual Meeting (see pages 5 to 9 of the Proxy Statement);

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 (see page 74 of the Proxy Statement);

Item 3:	An advisory vote to approve the compensation paid to the Company’s named executive officers (see pages 75 and 76 of the Proxy Statement);

Item 4:	The approval of the Beam Inc. 2012 Employee Stock Purchase Plan (see pages 76 to 80 of the Proxy Statement);

Item 5:	The re-approval of the Annual Executive Incentive Compensation Plan (see pages 80 to 82 of the Proxy Statement); and

such other business as may properly come before the meeting.

Stockholders of record at the close of business on February 24, 2012, the record date for the meeting, are entitled to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone at 1-800-690-6903, or (3) through the Internet at www.proxyvote.com.

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your annual meeting materials and avoid costly mailings by confirming in advance your preferred method of delivery. For further information on how to take advantage of this cost-saving service, please refer to the accompanying proxy card.

This Proxy Statement and accompanying proxy are being distributed on or about March 13, 2012.

Kenton R. Rose

Senior Vice President, General Counsel,

Chief Administrative Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on Tuesday, April 24, 2012.

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.proxyvote.com.

FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies on behalf of the Board of Directors for use at our Annual Meeting of Stockholders on April 24, 2012. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

The Securities and Exchange Commission (“SEC”) permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain stockholders. These stockholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

If I received a printed copy of the proxy materials, how may I choose to receive future proxy materials by email?

If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting, if each is properly presented at the meeting:

•	the election of the directors identified in this Proxy Statement;

•	the ratification of the appointment of our independent registered public accounting firm for 2012;

•	the compensation paid to the Company’s named executive officers;

•	the Beam Inc. 2012 Employee Stock Purchase Plan;

•	the re-approval of the Annual Executive Incentive Compensation Plan; and

•	such other business as may properly come before the Annual Meeting.

In addition, management will respond to questions from stockholders.

What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR:

•	the election of the directors identified in this Proxy Statement;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

•	the advisory approval of the compensation paid to the Company’s named executive officers;

•	the approval of the Beam Inc. 2012 Employee Stock Purchase Plan; and

•	the re-approval of the Annual Executive Incentive Compensation Plan.

Who is entitled to vote?

Only stockholders who owned the Company’s common stock or $2.67 Convertible Preferred Stock of record at the close of business on February 24, 2012 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three-tenths (0.3) of one vote per share. The common stock and $2.67 Convertible Preferred Stock are voted together as a single class. There were 157,238,062 shares of common stock and 150,745 shares of $2.67 Convertible Preferred Stock outstanding on February 24, 2012.

What is the difference between being a record holder and a beneficial owner of shares held in street name?

A record holder holds shares directly in his or her own name with the Company’s transfer agent. Shares held in “street name” refer to shares that are held in the name of a bank or broker on a person’s behalf. The majority of stockholders hold their shares in street name. For such shares, the bank or broker is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

If you received a Notice in the mail, you can either vote by Internet (www.proxyvote.com) or in person at the Annual Meeting. Record holders that received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card and returning it in the postage paid return envelope. Record holders that receive these materials in the mail may also vote in person at the Annual Meeting of Stockholders, by telephone (800-690-6903) or by Internet (www.proxyvote.com). Voting instructions are provided on both the Notice of Internet Availability and the proxy card.

If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the voting instructions on the form that you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank’s or broker’s voting process.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented other than those described above. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

If you hold shares in street name, your bank or broker is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2) even if you have not provided voting instructions. Your bank or broker is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 3, 4 and 5) if it has not received instructions from you as to how to vote the shares. Therefore, we urge you to give voting instructions to your broker on all five voting items. Shares that are not permitted to be voted by your broker with respect to any matter are called “broker non-votes.” Broker non-votes are not considered votes for or against, or entitled to vote with respect to, a proposal and will have no direct impact on any proposal.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.

How many votes are needed to approve an item?

The nominees for director, in non-contested elections, must receive a majority of the votes cast at the meeting, in person or by proxy, to be elected. Under the Company’s majority vote By-law provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board will decide within 90 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC. A proxy card marked to abstain authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares representing a majority in voting power of the common stock and $2.67 Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Items 2, 3, 4 and 5. Proxy cards marked as abstentions on Items 2, 3, 4 and 5 will not be voted and will have the effect of a negative vote.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company at 510 Lake Cook Road, Deerfield, Illinois 60015 or by delivering a later dated proxy.

Will my vote be public?

As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed, but are available to the independent Inspector of Election, the proxy solicitation firm and certain employees of the Company.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if I am a participant in the Beam Retirement Savings Plan?

We are mailing this Proxy Statement and a proxy card to participants in the Beam Retirement Savings Plan (the “Savings Plan”) who invest in the Beam Stock Fund under the Savings Plan. The Trustee, as record holder of Beam’s common stock held in the Savings Plan, will vote whole shares attributable to your interest in the Beam Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Beam Stock Fund under the Savings Plan and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Savings Plan. The proxy card will serve as instructions to the Trustee to vote the whole shares attributable to your interest in the manner you indicate on the proxy card.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) consists of eight members, all of whom are members of Class II. Our Restated Certificate of Incorporation provides that, from and after the election of directors at the 2012 Annual Meeting of Stockholders, the Board will no longer be classified and each director will be elected for a one-year term expiring at the next Annual Meeting. The Board proposes that the seven nominees described below be re-elected for a new term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In accordance with the Company’s Corporate Governance Principles and retirement age policy, Anne M. Tatlock will retire from the Board at the time of the 2012 Annual Meeting of Stockholders.

Each of the nominees has consented to be named as a nominee and to serve as director if elected. If any of the nominees should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named in your proxy to represent you and vote your shares will vote for the substitute nominee designated by the Board.

The names of the nominees, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, their ages and the year first elected as a director of the Company, are set forth below.

Summary of Qualification of Directors

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the evolving needs of the Board and searches for candidates who fill any current or anticipated future need. The Board also believes that all directors must possess a considerable amount of business management experience (such as experience as a chief executive officer, chief financial officer or other senior executive officer) and educational experience. The Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity, but the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under Corporate Governance – Director Nomination Process (see pages 11 and 12 of this Proxy Statement). The Board believes that there are certain general requirements that are critical for service on the Board, while there are other skills and experiences that should be represented on the Board as a whole but not necessarily by each individual director.

General requirements for all directors:

•	Extensive executive leadership experience

•	Excellent business judgment

•	High level of integrity and ethics

•	Original and entrepreneurial thinking

•	Strong commitment to the Company’s goal of maximizing stockholder value

Experiences, qualifications, and backgrounds to be represented on the Board as a whole:

•	Financial and/or accounting expertise

•	Consumer products expertise

•	Diversity of background

•	Knowledge of international markets

•	Recent Chief Executive Officer/Chief Operating Officer/Chief Financial Officer experience

•	Extensive board experience

Certain individual qualifications and experiences of the director nominees that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Name	Present positions and offices with the Company, principal occupations and other directorships during the past five years	Age	Year first elected director

Richard A. Goldstein	Retired since May 2006; Chairman and Chief Executive Officer of International Flavors & Fragrances Inc., a manufacturer of flavor and fragrance products, from June 2000 until May 2006. Currently also a director of The Interpublic Group of Companies, Inc., Fiduciary Trust Company International and Fortune Brands Home & Security, Inc. Formerly a director of International Flavors & Fragrances Inc.	70	2006

Richard Goldstein’s background as a lawyer, and his 30-year background in consumer packaged goods as Chief Executive Officer of a supplier to consumer goods companies, provides a unique perspective to the Board.

Stephen W. Golsby	President and Chief Executive Officer of Mead Johnson Nutrition Company, a manufacturer of pediatric nutrition products, since September 2008; President of Mead Johnson from January 2004 to September 2008; President, International of Mead Johnson from 2001 to 2003. Currently also a director of Mead Johnson Nutrition Company.	57	2011

Stephen Golsby is currently the Chief Executive Officer of a publicly-traded global consumer products company. He brings to the Board extensive consumer products company leadership experience and valuable insights with respect to international operations.

Ann F. Hackett	Founder and President of Horizon Consulting Group, LLC, a provider of business strategy, organizational, and human resources advice, since 1996. Currently also a director of Capital One Financial Corporation and Fortune Brands Home & Security, Inc.	58	2007

Ann Hackett founded a company that provides strategic, organizational and human resource consulting services to boards of directors and senior management teams. She brings to the Board entrepreneurial experience and expertise in strategy and human resources.

Name	Present positions and offices with the Company, principal occupations and other directorships during the past five years	Age	Year first elected director

A.D. David Mackay (Chairman of the Board)	Retired since January 2011; President and Chief Executive Officer of Kellogg Company, a ready-to-eat cereal and convenience foods company, from December 2006 until December 2010; President and Chief Operating Officer of Kellogg Company from September 2003 to December 2006. Currently also a director of Fortune Brands Home & Security, Inc. and Woolworths Limited. Formerly a director of Kellogg Company.	56	2006

David Mackay served as Chief Executive Officer of one of the world’s premier packaged goods companies, bringing to our Board the perspective of a leader who faced similar external economic, social and governance issues to those that face our Company.

Matthew J. Shattock (President and Chief Executive Officer)	President and Chief Executive Officer of the Company since October 2011; President and Chief Executive Officer of Beam Global Spirits & Wine, Inc. from March 2009 to October 2011; Region President of Cadbury Plc, a confectionary company, from 2003 to 2008; Chief Operating Officer of Unilever Best Foods North America, a leading consumer goods company, from 2000 to 2002; various senior leadership positions at Unilever from 1986 to 2000.	49	2011

Matthew Shattock’s day-to-day leadership as President and Chief Executive Officer of Beam Inc. provides him with intimate knowledge of our business strategy and operations. Matthew Shattock also serves as an important liaison between management and the independent directors of the Board.

Robert A. Steele	Retired since September 2011; Vice Chairman – Global Health and Well Being of Procter & Gamble, a consumer brands company, from July 2007 to September 2011; Group President – Global Household Care of Procter & Gamble from April 2006 to July 2007. Formerly a director of Kellogg Company.	56	2011

Robert Steele possesses particular knowledge and experience in accounting and financial matters. He has extensive understanding of the branded consumer products industry and provides the Board insights into consumer dynamics, manufacturing and supply chain, marketing and the retail environment.

Name	Present positions and offices with the Company, principal occupations and other directorships during the past five years	Age	Year first elected director

Peter M. Wilson	Retired since March 2004; Chairman of Gallaher Group Plc, a UK-based company, from May 1997 through March 2004. Formerly a director of Kesa Electricals plc.	70	1994

In addition to a career of over 45 years in marketing consumer goods, Peter Wilson’s experience as Chief Executive Officer of a UK-based, international consumer goods company provides the Board with a global perspective.

The Board of Directors recommends that you vote FOR, the election of each nominee.

CORPORATE GOVERNANCE

Spin-Off of Home & Security

On October 4, 2011, the Company completed the spin-off of Fortune Brands Home & Security, Inc. (“Home & Security”) by distributing 100% of the outstanding shares of Home & Security common stock to holders of the Company’s common stock (the “Spin-Off”). As a result of the Spin-Off, Home & Security became an independent public company trading under the symbol “FBHS” on the New York Stock Exchange, and the Company changed its name from Fortune Brands, Inc. to Beam Inc.

The Company experienced significant changes on its Board of Directors in connection with the Spin-Off, summarized as follows:

•

Bruce A. Carbonari, David M. Thomas, Ronald V. Waters, III and Norman H. Wesley resigned as members of the Board, effective immediately following the Spin-Off (David Thomas, Ronald Waters and Norman Wesley continued as directors of Home & Security, as did current Company directors David Mackay, Richard Goldstein and Ann Hackett);

•	Matthew Shattock, the Company’s President and Chief Executive Officer, was elected to the Company’s Board of Directors, effective immediately following the Spin-Off;

•	David Mackay was appointed as non-executive Chairman of the Board of the Company, effective immediately following the Spin-Off; and

•	Stephen Golsby and Robert Steele were elected to the Company’s Board of Directors, effective as of December 1, 2011.

In addition, Pierre Leroy resigned from the Board in February 2012 following his change in principal employment. The Board currently consists of eight members as a result of these changes, seven of whom have been nominated for election for a term of one year expiring at the 2013 Annual Meeting of Stockholders. Anne Tatlock will retire from the Board at the time of the 2012 Annual Meeting of Stockholders in accordance with the Company’s Corporate Governance Principles and retirement age policy.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available at http://investor.beamglobal.com under the tab “Corporate Governance – Company Policies.” The Principles describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board, and each member of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees, shall be independent directors. The Board applies the definition of independence found in the New York Stock Exchange Listed Company Manual in determining which directors are independent.

Applying that definition, Richard Goldstein, Stephen Golsby, Ann Hackett, David Mackay, Robert Steele and Peter Wilson were affirmatively determined by the Board to be independent. The Board reached the same determination with respect to Pierre Leroy, who served as a director until February 22, 2012. Due to Matthew Shattock’s employment with the Company, he is not considered independent. When considering each director’s independence, the Board determined that none of the non-employee directors has any material relationship with the Company other than being a director and stockholder or has engaged in any transaction or arrangement that interferes with such director’s independence.

Policies with Respect to Transactions with Related Persons

The Nominating Committee has adopted a Code of Conduct and Ethics that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Conduct and Ethics describes the Company’s policy on conflicts of interest. The Company has established a Global Risk and Compliance Committee, the members of which are executive officers of the Company, which is responsible for monitoring compliance with the Code of Conduct. The Global Risk and Compliance Committee periodically reports on the Company’s compliance efforts to the Audit Committee and to the Board.

The Company has also established a Conflicts of Interest Committee, the members of which are executive officers of the Company, which distributes a Conflicts of Interest Policy to the Company’s employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. Employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy. The Conflicts of Interest Committee reviews potential conflicts of interest and reports its findings to the Audit Committee.

The executive officers and the directors are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by a director or executive officer, the questionnaire is submitted to the Chair of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will present a conflict of interest. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

During 2011, the Company did not participate in any transactions in which any of its directors, executive officers, any immediate family member of a director or executive officer or any beneficial owner of more than 5% of the Company’s common stock had a direct or indirect material interest.

Director Nomination Process

The Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in identifying qualified candidates that meet the needs of the Board at that time. A search firm provides information on candidates, which the Nominating Committee will discuss. The Nominating Committee Chair and some or all of the members of the Nominating Committee and the Chief Executive Officer will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board and has the appropriate qualifications, it will recommend the nomination of the candidate to the Board. During 2011 and in connection with the Spin-Off, we retained RSR Partners, a third-party search firm, to conduct a search for new members of the Board. RSR Partners reviewed the qualifications of the candidates, including candidates referred to them by members of the Board, and recommended candidates to the Nominating Committee. Following candidate interviews, Stephen Golsby and Robert Steele were nominated by the Nominating Committee. Based on the Nominating Committee’s recommendation, the Board elected Stephen Golsby and Robert Steele to the Board effective December 1, 2011.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Beam Inc. at 510 Lake Cook Road, Deerfield, Illinois. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see page 85 of this Proxy Statement) as provided in our Restated Certificate of Incorporation and By-laws. The

Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chief Executive Officer or the Secretary of Beam Inc. at 510 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication care of the Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, harassing, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that its leadership structure is an integral part of the overall governance process and is a matter to be considered based upon all of the relevant facts and circumstances. The Company’s By-laws provide that the Chairman of the Board will be the Chief Executive Officer unless determined otherwise by the Board. Retaining flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in any way that is in the best interests of our Company at a given point in time based upon then-prevailing circumstances is critical. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations.

The positions of Chief Executive Officer and Chairman of the Board are currently held by separate persons, with Matthew Shattock serving as our President and Chief Executive Officer and David Mackay serving as our independent non-executive Chairman of the Board. The Board implemented this leadership structure in connection with the Spin-Off, as described on pages 9 and 10 of the Proxy Statement. We believe this structure is optimal for the Company at this time because it allows Matthew Shattock to focus on his management responsibilities in continuing to lead the Company following its transition to a standalone public company. At the same time, the Chairman can focus on the overall strategy of the business and leadership of the Board of Directors, including presiding at all Board meetings and the Annual Meeting of Stockholders; establishing

Board meeting agendas in consultation with the Chairs of the Board committees; acting as a liaison between the non-employee directors and the Company’s management; advising the Chief Executive Officer of the quality, quantity and timeliness of the flow of information from Company management to enable the independent directors to effectively and responsibly perform their duties; facilitating teamwork and communication among non-employee directors; and maintaining frequent contact with the Chief Executive Officer.

The Company’s Corporate Governance Principles call for the designation of a Lead Director when the positions of Chief Executive Officer and Chairman of the Board are held by the same person. The designation of a Lead Director is unnecessary at this time due to the separation of the Chief Executive Officer and Chairman of the Board positions. Prior to the Spin-Off in 2011, while Bruce Carbonari served as both the Chairman of the Board and the Chief Executive Officer, David Thomas served as the Board’s Lead Director.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management.

Meeting Attendance

Last year there were eleven meetings of the Board. Each incumbent director attended at least 75% of the total meetings of the Board (held during the period for which he or she was a director) and committees of the Board on which he or she served (during the periods that he or she served). In addition to participation at Board and committee meetings, our directors regularly engage throughout the year in personal meetings and other communications, including considerable telephone contact with the Chief Executive Officer and Chairman of the Board (or Lead Director prior to the Spin-Off) and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Nine of ten directors were present at the 2011 Annual Meeting.

Risk Management

The responsibility for the day-to-day management of risks lies with the Company’s management team; however, the Board of Directors has an active role, as a whole and also at the committee level, in overseeing the strategy and process for managing the Company’s risks. The Board regularly reviews information regarding the Company’s business strategy, leadership development, resource allocation, succession planning, credit, liquidity and operations, as well as the risks associated with each.

Management periodically identifies external, strategic, operational, financial, compliance and other risks, assesses the impact of these risks and determines how to mitigate such risks. The Audit Committee oversees the Company’s risk management program and reviews the results of management’s assessment. Management also provides the Audit Committee with updates on the Company’s risks, changes and/or emerging risks. In addition, the Audit Committee oversees management of the Company’s financial risks. The Company’s Compensation and Benefits Committee (the “Compensation Committee”) is responsible for overseeing the management of risks relating to the compensation paid to the Company’s executives and the Company’s executive compensation plans and programs. During 2011, the Compensation Committee’s consultant, Meridian Compensation Partners, LLC (“Meridian”), assisted with an assessment of risks associated with the Company’s compensation practices and programs. For more information about that assessment see “Compensation Risks” below. The Nominating and Corporate Governance Committee evaluates risks associated with the independence of the Board of Directors, potential conflicts of interest and the Company’s corporate governance structure. The Corporate Responsibility Committee evaluates risks associated with corporate social responsibility issues. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board’s assignment of responsibility for the oversight of specific risks to its committees enables the entire Board, under the leadership of the Chairman of the Board, to better monitor the risks of the Company and more effectively develop strategic direction, taking into account the various risks facing the Company, including the magnitude of such risks.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Compensation Committee, with assistance from its independent compensation consultant, reviewed the elements of executive compensation extensively to determine whether any portion of the Company’s executive compensation policies and practices encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	rolling three-year performance targets discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee to discourage excessive risk taking;

•	equity ownership guidelines discourage excessive risk taking; and

•

as a consumer products business, the Company does not face the same level of risks associated with compensation for employees at financial services firms (traders and transactions involving instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include independent committee oversight, which restrains the influence of formulae or objective factors on excessive risk taking.

Board Committees

The Board has established an Executive Committee, an Audit Committee, a Compensation and Benefits Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee. The Audit, Compensation and Benefits, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. The charters of these committees (other than the Executive Committee, which does not have a charter) are available on the Company’s website at http://investor.beamglobal.com under the tab “Corporate Governance – Committees of the Board.”

A list of current Committee memberships may be found on the Company’s website at http://investor.beamglobal.com under the tab “Corporate Governance – Committees of the Board.” The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation and Benefits	Corporate Responsibility	Executive	Nominating and Corporate Governance
Richard A. Goldstein(1)	C			X	X
Stephen W. Golsby(2)		X	X
Ann F. Hackett		X			X
A.D. David Mackay(3)	X			C	C
Matthew J. Shattock(4)(5)			X	X
Robert A. Steele(2)(4)	X		X		X
Anne M. Tatlock(6)		C	X	X
Peter M. Wilson		X	C	X

(1)	Richard Goldstein was a member of the Compensation and Benefits Committee and Chair of the Nominating and Corporate Governance Committee prior to the Spin-Off.
(2)	Stephen Golsby and Robert Steele were appointed to the Board effective December 1, 2011.
(3)	David Mackay was appointed Chairman of the Board and Chair of the Executive and Nominating and Corporate Governance Committees following the Spin-Off.
(4)	Matthew Shattock and Robert Steele were appointed to the Corporate Responsibility Committee effective February 22, 2012.
(5)	Matthew Shattock was elected to the Board following the Spin-Off.
(6)	Anne Tatlock will retire from the Board at the time of the Annual Meeting in accordance with our Corporate Governance Principles and retirement age policy.
An “X” indicates membership on the committee.
A “C” indicates that the director serves as the Chair of the committee.

Audit Committee

The Audit Committee held five meetings in 2011. The Audit Committee also held four teleconferences to review and discuss earnings announcements. The Audit Committee’s primary functions are to:

•	Select, retain, evaluate and terminate when appropriate a firm of independent auditors to audit our financial statements and approve the scope of the firm’s audit;

•	Review reports and recommendations of our independent auditors;

•	Review the scope of all internal audits and related reports and recommendations;

•	Pre-approve all audit and non-audit services provided by our independent registered public accountants;

•	Monitor the integrity of the Company’s financial statements;

•	Monitor compliance with financial reporting requirements;

•	Monitor the independence and performance of our independent auditors, including the lead partner, and the performance of our internal auditors;

•

Discuss the Company’s financial statements and its quarterly and annual reports to be filed with the SEC and the adequacy of the Company’s internal controls and procedures with management and the independent auditors;

•	Discuss the Company’s press releases relating to earnings with management;

•	Review the Company’s policies regarding risk assessment and risk management;

•	Review the Company’s compliance programs;

•	Review and approve related person transactions and conflicts of interest involving directors and executive officers;

•	Establish procedures for receiving and responding to concerns regarding accounting and auditing matters; and

•

Review and approve a report, included in this Proxy Statement, disclosing whether the Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10-K.

Each member of the Audit Committee, as of the date of this Proxy Statement, is financially literate, has accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in Rule 10A-3 under the Exchange Act and the New York Stock Exchange Listed Company Manual.

Compensation and Benefits Committee

The Compensation and Benefits Committee (the “Compensation Committee”) held nine meetings in 2011. The Compensation Committee’s primary functions are to:

•	Approve the Company’s executive pay philosophy;

•	Administer our Long-Term Incentive Plans and grant stock options, performance awards, restricted stock units and other stock-based awards under the Long-Term Incentive Plans;

•	Review and approve compensation for the Chief Executive Officer and evaluate his or her performance, in consultation with the Company’s non-employee directors;

•	Set compensation (including incentive compensation) for elected officers;

•	Retain compensation consultants to assist in the evaluation of executive compensation and benefits;

•	Assess and, if necessary, attempt to mitigate risks associated with the Company’s compensation plans;

•	Oversee management’s administration of supplemental retirement and other benefit arrangements;

•	Approve compensation agreements and severance agreements for executive officers;

•	Approve any compensation clawback provisions;

•	Oversee and monitor management’s administration of perquisites provided to executives;

•	Review and approve the Compensation Discussion and Analysis and Compensation Committee Report included in this Proxy Statement; and

•	Review and evaluate any stockholder votes relating to a proposal that seeks approval of the Company’s executive compensation.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management and from the Committee’s independent compensation consultant as to the level and type of compensation to provide to elected officers. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

The Chief Executive Officer typically attends meetings of the Compensation Committee. The Chief Executive Officer’s feedback about each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary and target incentive compensation determinations. See pages 29 to 33 of this Proxy Statement for more information about how the Compensation Committee determines the executive officers’ compensation.

Compensation Committee Consultant

The Compensation Committee is empowered to engage the services of an outside compensation consultant without the involvement of Company management. In 2011, Meridian served as the Compensation Committee’s outside compensation consultant. Meridian was retained by, and reported directly to, the Compensation Committee during its engagement as compensation consultant. As outside compensation consultant, Meridian provided the following services and information to the Compensation Committee:

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Made recommendations regarding executive compensation (including the amount and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provided market data (including compiling the peer group and related performance data) as background for decisions regarding Chief Executive Officer and senior management compensation;

•	Advised the Compensation Committee as to executive compensation considerations relating to the Spin-Off;

•	Advised the Compensation Committee as to best practices for structuring executive pay arrangements; and

•

Attended meetings as requested and summarized alternatives for compensation arrangements that may have been considered in formulating final recommendations, as well as the consultant’s rationale for supporting or opposing management’s proposals.

Meridian does not provide any other services to the Company or to management directly. Pursuant to its terms of engagement, and to assure the ongoing independent status of Meridian as the Compensation Committee’s independent compensation consultant, Meridian is prohibited from providing other services to the Company or its management, although Meridian may accept engagements from other committees of the Board.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Board’s Compensation Committee during the last fiscal year has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Company’s Board or our Company’s Compensation Committee.

Corporate Responsibility Committee

The Corporate Responsibility Committee held four meetings in 2011. The Corporate Responsibility Committee’s primary functions are to review and recommend to the Board policies on the Company’s responsibilities to its employees and the community. The Committee meets periodically with the Company’s personnel to review and discuss programs, policies and performance in the areas of:

•	Alcohol responsibility, alcohol education, and marketing initiatives;

•	Employee health and safety;

•	Diversity and equal employment opportunity;

•	Global citizenship;

•	Sustainability and the effect of Company operations on the environment; and

•	Philanthropic activities.

Executive Committee

The Executive Committee held one meeting in 2011. The Executive Committee has all the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. The Executive Committee may not amend the Certificate of Incorporation, adopt an agreement of merger, recommend actions for stockholder approval, amend the By-laws, elect, appoint or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met eight times in 2011. The Nominating Committee’s primary functions are to:

•	Identify, recruit and screen potential director nominees and recommend such nominees for election as members of the Board;

•	Review criteria and policies relating to director independence, service and tenure;

•	Recommend directors for membership on the Audit, Compensation, Corporate Responsibility, Executive and Nominating Committees, including their Chairs;

•	Recommend directors, secretaries and employees for membership on other committees established by the Board;

•	Recommend compensation arrangements (including the level and composition of such compensation) for non-employee directors;

•	Develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;

•	Administer non-employee director equity compensation plans;

•	Review the charters of Board committees; and

•	Manage the performance review process of the Board, its committees and the Chief Executive Officer.

Other Corporate Governance Resources

The charter of each committee (other than the Executive Committee, which does not have a charter), the Company’s Corporate Governance Principles, the Company’s Code of Conduct and Ethics and the Company’s Code of Ethics for the CEO and Senior Financial Officers are available on the Company’s website (http://investor.beamglobal.com) under the tabs “Corporate Governance – Committees of the Board” and “Corporate Governance – Company Policies.”

Director Compensation

The following table sets forth information regarding 2011 compensation for each of our non-employee directors.

Name*	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Richard A. Goldstein	102,500	114,760	—	217,260
Stephen W. Golsby(3)	7,292	—	—	7,292
Ann F. Hackett	87,500	114,760	—	202,260
Pierre E. Leroy(4)	95,000	114,760	—	209,760
A. D. David Mackay	141,250	114,760	—	256,010
Robert A. Steele(3)	7,292	—	—	7,292
Anne M. Tatlock	102,500	114,760	—	217,260
Peter M. Wilson	102,500	114,760	—	217,260

*	Although Matthew Shattock serves as a member of the Board, he does not receive any additional compensation for such service.

(1)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value was $64.05 per share. See “Certain Information Regarding Security Holdings” on pages 83 and 84 of this Proxy Statement for the number of shares of stock held by each current director as of the record date, February 24, 2012.

Ann Hackett elected to defer receipt of these shares until the January following the calendar year in which she no longer serves as a director of the Company.

(2)	The aggregate amount of perquisites and personal benefits give to each named director valued on the basis of aggregate incremental cost to the Company was less than $10,000 and, accordingly, is not reported in this column.

Under our charitable award program, the Company will make contributions of up to $500,000 to a charitable, educational or other qualified organization designated by each eligible non-employee director elected prior to December 9, 2003, the date on which the program was frozen. The contributions are made to the designated organization(s) on behalf of the director after the death of the director. Only Pierre Leroy and Anne Tatlock are eligible to participate in this program.

(3)	Stephen Golsby and Robert Steele joined the Board effective December 1, 2011.

(4)	Pierre Leroy resigned from the Board effective February 22, 2012.

The annual fee for services as a non-employee director of the Company was $80,000 during 2011. Members of the Audit Committee and the Compensation and Benefits Committee received an additional $7,500 for their service on these Committees. The Company’s non-executive Chairman receives an annual fee of $200,000. The Chair of each of the Audit, Compensation and Benefits, Corporate Responsibility and Nominating and Corporate Governance Committees received an additional fee of $15,000 for such service. When the Company had a Lead Director in 2011, his annual fee was $20,000. All director fees were pro-rated during 2011 for the portion of the year in which each director served on the Board or its respective committees.

Each non-employee director receives an annual stock grant that is based on a set dollar value. The number of shares granted is determined by dividing the closing price of the Company’s common stock on the grant date into the annual dollar value. In April 2011, the Nominating Committee set the dollar value at $115,000 and each non-employee director received 1,792 shares of our common stock under the 2010 Non-Employee Director Stock Plan (Ann Hackett deferred receipt of these shares until the January following the calendar year in which she no longer serves as a director of the Company).

2002 Non-Employee Director Stock Option Plan. The 2002 Non-Employee Director Stock Option Plan expired on December 31, 2006. Stock options have not been granted to non-employee directors since 2005; however, some of the non-employee directors continue to hold outstanding stock options granted under this plan (see “Certain Information Regarding Security Holdings” on pages 83 and 84 of this Proxy Statement). Under the terms of the plan and prior to its expiration, each non-employee director who was first elected to the Board after April 30, 1997 was eligible to receive an annual grant of nonqualified stock options to purchase shares of our common stock.

Stock Ownership of Board Members

In order to more directly align the Board’s interests with those of stockholders, the Company expects directors to establish and maintain a significant level of stock ownership. Stock ownership guidelines have been established for directors. The guideline for directors is three times their annual fee. The guidelines allow directors five years from the date of the director’s election to the Board to meet the guidelines. All of the directors who have been on the Board at least five years satisfy the guidelines. For information on the beneficial ownership of securities of the Company by directors and executive officers see “Certain Information Regarding Security Holdings” on pages 83 and 84.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and the pay program applicable to our named executive officers (the “NEOs”) during 2011.

In 2011, the Company demonstrated its commitment to stockholder-value creation in powerful ways. In order to maximize long-term stockholder value, we successfully executed a dramatic and fundamental structural change. And reflecting the immediate success of this value-creation strategy, we delivered a total shareholder return of 22% from the date we became a standalone spirits company through year end.

We began the year as Fortune Brands, Inc., a diversified consumer company operating in three distinct segments – distilled spirits, home and security products, and golf equipment – and we completed the year as a high-performance, pure-play spirits company delivering outstanding results and offering excellent long-term prospects. To maximize long-term shareholder value, we separated our three businesses to enable them to compete as focused companies with scale and strength in their markets. Accordingly, we sold the golf business (Acushnet Company) in July for a cash purchase price of $1.225 billion, and we spun off the home and security products business (Home & Security) to shareholders in October. We renamed the remaining company Beam Inc., which now competes as a leading publicly-traded pure-play spirits company and the successor company to Fortune Brands. During this year of fundamental structural change, the Company continued to execute its growth strategy and deliver outstanding results.

As used in this CD&A, the term “Company” refers both to Beam Inc. and its predecessor company, Fortune Brands, Inc., as in effect prior to the Spin-Off. The term “Beam Global” refers to the spirits operating segment of Fortune Brands, Inc. prior to the Spin-Off.

The Compensation Committee administers our executive compensation program. In this CD&A, you will find information regarding the compensation and benefits provided to the following NEOs who are currently executive officers of the Company:

•	Matthew J. Shattock – President and Chief Executive Officer

•	Robert F. Probst – Senior Vice President and Chief Financial Officer

•	William A. Newlands – Senior Vice President and President, North America

•	Philip Baldock – Senior Vice President and President, Asia-Pacific/South America

•	Albert Baladi – Senior Vice President and President, Europe/Middle East/Africa

You will also find information regarding the compensation and benefits provided to the following NEOs who were executive officers of Fortune Brands, Inc. prior to the Spin-Off:

•	Bruce A. Carbonari – Former Fortune Brands, Inc. Chairman of the Board & Chief Executive Officer

•	Craig P. Omtvedt – Former Fortune Brands, Inc. Senior Vice President and Chief Financial Officer

SEC rules regarding proxy disclosures require us to provide information for each individual who served in the capacity of Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”) at any time during the fiscal year. In this case, Mr. Carbonari served as CEO and Mr. Omtvedt served as CFO until completion of the separation of the Company’s businesses on October 3, 2011, when both stepped down from their positions in connection with the Spin-Off. Mr. Shattock and Mr. Probst became CEO and CFO of Beam Inc., respectively, effective October 4, 2011. In addition, the CD&A includes the three other most highly compensated executive officers serving as executive officers of the Company at the end of 2011: Messrs. Newlands, Baldock and Baladi. Throughout this CD&A and in the compensation tables that follow, Messrs. Carbonari and Omtvedt are referred to as “FB NEOs” and Messrs. Shattock, Probst, Newlands, Baldock and Baladi are referred to as “Beam NEOs.” The FB NEOs and the Beam NEOs are collectively referred to as the “NEOs.”

Certain financial results included in this CD&A are presented on a non-GAAP basis due to the separation of Fortune Brands’ businesses during 2011 and other factors. Reconciliations of these non-GAAP measures, which are identified by an asterisk (*) or a cross (†), to the most closely comparable GAAP measures are presented in Appendix C to this Proxy Statement.

Executive Summary

2011 Business Highlights

2011 was an exceptional year in which the Company met or exceeded all of its operational, financial and strategic objectives. We launched Beam Inc. as a leading standalone spirits company, successfully executed our growth strategy, and primed our business for sustainable, profitable, long-term growth. Beam significantly outperformed its markets, delivered all-time record sales from innovations, successfully completed two synergy-driven acquisitions, strengthened its capital structure, and entered 2012 with excellent prospects.

The Company has long believed in a pay-for-performance approach to compensation. The Company’s financial results, performance against targets, and achievement of strategic goals were important considerations for the Compensation Committee as it made compensation decisions in 2011. Beam Inc. evaluates overall Company performance and geographic performance for the following regions: North America; Europe/Middle East/Africa (“EMEA”); and Asia-Pacific/South America (“APSA”).

•

In order to maximize long-term stockholder value, the Company completed the separation of its businesses first announced in December of 2010. The Company sold the Acushnet Company golf business in July of 2011, using the after-tax proceeds from the $1.225 billion sale to pay down debt, thereby strengthening the capital structures of the two remaining businesses. In October of 2011, the Company completed the Spin-Off of Home & Security and emerged as a pure-play spirits company renamed Beam Inc.

•	The separation plan was an intensive undertaking that was executed with precision and in a timely manner. It required the enhancement of public-

company corporate functions, including financial reporting systems and controls, the establishment of a new corporate identity, deeper employee engagement, and the sustained focus of the workforce on delivering results.

•

Throughout the execution of the separation plan, the Company continued to execute its growth strategy to Create Famous Brands, Build Winning Markets, and Fuel Our Growth. This strategy delivered strong results in 2011.

•	Beam delivered record full-year sales. Net sales, on an adjusted pro forma basis, increased 8%* to $2.3 billion.*

•	These results significantly outperformed our global market, which we estimate grew 3%.

•	Our stepped up brand-building investments helped drive growth for our priority brands. Beam’s global Power Brands grew 9%* and the Rising Star brands grew 42%.*

•	A record year of innovations contributed to the Company’s strong sales performance and market share gains.

•	Sales growth was broad-based. Sales were strong across all three geographic regions. On a comparable basis, sales increased 8% in each region (North America, EMEA and APSA).*

•	Beam was the leading share gainer in the U.S., the world’s #1 premium spirits market.

•	We benefitted from establishing a new high-performance manufacturing and distribution partnership in Australia, our second largest market.

•	We generated strong double-digit growth in Germany, the world’s #3 bourbon market, as well as in the emerging markets, led by India, Brazil and Russia.

•

Beam delivered double-digit growth in earnings per share. Diluted earnings per share, on an adjusted pro forma basis, increased 10%* to $2.12*, exceeding the Company’s target to deliver diluted EPS growth at a high-single-digit rate.

•	We achieved our goal to convert 90%* of our earnings into free cash flow.

•

The Company continued its strong stewardship of capital. As planned, we reduced our debt-to-EBITDA ratio to 2.5 times*, while completing the acquisition of Skinnygirl cocktails in the fast-growing ready-to-serve category and announcing an agreement to purchase Cooley Distillery, a unique asset that gives us a strong platform in the fast-growing Irish Whiskey category. Return on invested capital was 7%* and was 24% excluding intangibles.*

*	See Appendix C under the heading “Beam Inc. Non-GAAP Performance Measures” for reconciliations to GAAP.

•	Beam Inc.’s common stock, including dividends, returned 22% from the date of the Spin-Off through year end, significantly outperforming the major indices.

•	Beam entered 2012 primed to deliver sustainable, profitable long-term growth.

Key 2011 Compensation Actions

The former Fortune Brands, Inc. was a diversified multi-business consumer brands holding company. As a result of the Spin-Off and the Company’s new focus as a standalone global spirits business, the former business model underlying the Company’s operations has fundamentally changed. Accordingly, during 2011 the Company made changes to its compensation plans and programs to reflect the Company’s emergence as a publicly-traded pure-play spirits company. In addition, these changes align the compensation plans and programs with new and expanded responsibilities for several of the Beam NEOs due to the elimination of the former Fortune Brands corporate structure. These changes also facilitate the Company’s retention of key employees. The changes continue the Company’s long-standing commitment to a pay-for-performance culture and enhance the alignment of performance objectives with the goals of Beam Inc. The following are key compensation changes that occurred during 2011, each of which is specifically designed to address the unique concerns and priorities that resulted from the Spin-Off:

Development of Beam Inc. Peer Group – Given the change in business size, structure and focus resulting from the Spin-Off, the Compensation Committee determined that it should establish a unique peer group applicable to Beam Inc., and consulted with its independent compensation consultant to determine the appropriate companies to include in that peer group. The Compensation Committee selected the new peer group consisting of companies whose operations are focused on branded consumer packaged goods and whose annual revenue and market capitalization were similar to that of Beam Inc. The Beam Inc. peer group is described in more detail on pages 31 and 32 of this Proxy Statement.

Founders Grants – At the time of the Spin-Off, the Compensation Committee approved the award of founders grants to the Beam NEOs. Founders grants are one-time awards to the Company’s key executives that are intended to further align the long-term financial interests of key executives of the Company with those of stockholders following the Spin-Off, increase the equity stake in the Company of each executive, and aid in retention of the Company’s key executives. The Compensation Committee established the value of founders grants based on the advice of its independent compensation consultant, taking into consideration market-competitive data and the prevalence of such grants under similar circumstances. These founders grants were awarded in the form of stock options and restricted stock units, and are predicated on an extended vesting schedule to promote the Company’s long-term objectives. Please see page 47 of this Proxy Statement for more detail with respect to the founders grants and the rationale for providing those grants to the Beam NEOs.

Compensation Adjustments for NEOs – Following the Spin-Off, the Compensation Committee approved compensation increases for Messrs. Shattock and Probst that were intended to reflect the expanded roles and responsibilities of each executive as a result of the Spin-Off, particularly relating to the operation of Beam Inc. as a standalone public company, and to ensure competitive compensation in the marketplace relative to similar positions within the Beam Inc. peer group. These compensation adjustments are described in more detail on pages 41 to 43 of this Proxy Statement.

Pay-for-Performance in 2011

The Compensation Committee and the Company strive to create a pay-for-performance culture. The Compensation Committee’s and the Company’s compensation actions for 2011 reflected the Company’s strong financial results, as described below:

•	On average, more than 65% of each of the Beam NEOs’ total compensation is dependent on business results.

•

Each NEO participated in an annual incentive plan that provides compensation contingent on the performance of the organization: FB NEOs participated in the Fortune Brands Annual Incentive Plan, which awarded compensation based on Fortune Brands, Inc.’s performance against earnings per share (“EPS”) targets. Beam NEOs participated in the Beam Annual Incentive Plan, which awarded compensation based on revenue, operating income and return on net tangible assets for Beam Inc. Performance in 2011 under the Beam Inc. incentive plan outperformed 2011 targets.

•

Each NEO participated in a long-term incentive plan that annually awards a combination of some or all of the following: performance share awards, stock options, restricted stock units and cash-settled performance units. These awards more directly align management’s interests with those of the Company’s stockholders, and create a long-term ownership culture.

Compensation Philosophy

The Company’s compensation philosophy supports a strong pay-for-performance culture that is intended to attract, retain and reward high performing employees who are motivated to excel and drive the Company to success. The Compensation Committee strives to provide a total compensation package to each NEO that is performance-based and market competitive, taking into consideration location, position, unique skill set and other individual and position-specific criteria and information.

The Compensation Committee believes that the majority of an NEO’s total compensation (i.e., base salary, annual incentive and long-term incentive) should be dependent on attainment of Company performance objectives that advance the Company’s business strategy. Under this approach, exceptional performance should result in increased compensation, while sub-par performance should result in reduced or no performance-based compensation. The charts on page 34 of this CD&A illustrate the allocation of base salary and performance-based compensation for NEOs.

Objectives

The Compensation Committee has established the following objectives that apply to the Company’s executive compensation program:

Objective	Rationale

Align the interests of management with those of the Company’s stockholders	To assure that management takes both an immediate and long-term approach to the Company, the equity program is aligned with the Company’s long-term performance goals, which the Compensation Committee believes align the interests of executives with those of stockholders. The Company’s stock ownership guidelines also reinforce the alignment of executive interests with those of the Company and its stockholders.
Maintain a total rewards strategy that supports the Company’s overall business strategy	The Company’s total rewards strategy encourages and rewards a cooperative approach to developing innovative business solutions, while aligning employee behavior with the Company’s priorities and values.
Reinforce the pay-for-performance culture at the Company	Pay-for-performance is a key principle in our compensation philosophy; it is not only important that NEOs and key executives exemplify the pay-for-performance culture, but that their actions, both individually and collectively, as key business drivers, are reinforced through the attainment of positive business outcomes.
Attract, retain and motivate superior executive talent through competitive salary and total compensation	Key to the Company’s continued success is the ability to outperform competition in all areas. To do so, the Company holds as a core value the need to regularly evaluate, improve and innovate. Therefore, the Company’s ability to continuously attract and retain key talent is critical to the Company’s goal of continued outperformance.
Provide incentive compensation that promotes desired behavior without encouraging excessive risk	While the Company recognizes the importance of sustained excellence in performance, we neither encourage nor tolerate behavior that results in excessive risk to the Company. Our plans and programs are designed to encourage innovation and entrepreneurial thinking and behavior in a manner that does not put the Company at unnecessary risk.

Principles

The Compensation Committee has further developed the following principles that it believes support the objectives outlined above:

Principle	Rationale

An independent compensation committee should establish and review total executive compensation	Our pay-for-performance culture requires ongoing measurement of business and individual performance against goals. Therefore, it is important to assure through independent assessment that executive compensation plans and arrangements align individual and Company performance with the stated objectives of the Company.
Compensation should be competitive with our peers, and allow flexibility to attract key personnel while reflecting the global nature of our workforce	To attract the highest caliber talent, it is important that we provide a total compensation package that not only allows the Company to maintain its current workforce, but also attract and retain other key personnel, particularly in market segments that create the most value.
Incentive compensation should align with and help reinforce business strategy and objectives and the Company’s desired culture	A key component in our pay-for-performance culture is incentive compensation. Short-term and long-term incentive compensation directly connects individual compensation with the attainment of the Company’s financial and strategic goals, including sales, operating income, earnings per share performance and desired behaviors.
A significant portion of executive compensation should be equity-based	To increase the executive’s focus on the Company’s long-term performance, align their interests with those of our stockholders and create an ownership culture, it is important that a significant portion of executive compensation be in the form of equity-based compensation.
Share ownership guidelines should be followed	To foster an ownership mentality and, specifically, to further align the economic interests of key executives with those of our stockholders, it is important that such executives hold a meaningful level of the Company’s stock throughout their tenure with the Company.

Process for Establishing Executive Compensation

Roles in the Executive Compensation Process

The table below identifies the various internal and external parties that participated in the Company’s 2011 executive compensation review and approval process:

Party	Role

Board of Directors

•      Annually reviews CEO’s performance with respect to specified performance goals

•      Reviews CEO compensation and goals as approved and reported by the Compensation Committee

•      Independent non-executive members of the Board consult with the Compensation Committee upon request with respect to CEO compensation

Compensation Committee

•      Reviews Company and CEO performance and establishes CEO compensation taking into consideration peer group compensation, Company pay objectives and performance and CEO performance against established goals

•      Establishes target compensation and goals for the CEO in consultation with independent non-executive members of the Board

•      Reports CEO compensation (as established by the Compensation Committee) to the Board in executive session

•      Meets with the CEO to discuss annual performance and appropriate compensation

•      Evaluates the performance of the direct reports to the CEO and executive officers and approves compensation actions, with the input of the CEO

•      Administers employee compensation and benefit programs delegated to the Compensation Committee as reflected in its charter, including approval of performance goals under incentive plans and annual equity program designs and grants

•      Reviews and approves the Company’s executive compensation philosophy, to assure consistency with the Company’s business strategy, and assures that compensation decisions are consistent with the stated philosophy

•      Reviews and approves the compensation peer group, including selection criteria and relative performance assessment.

Party	Role

Chief Executive Officer

•      Reviews each direct report to the CEO and executive officer’s performance with the Compensation Committee

•      Recommends compensation actions to the Compensation Committee with respect to the direct reports to the CEO and other executive officers, taking into consideration benchmarking data and performance

•      Recommends performance metrics to the Compensation Committee for various performance-based compensation items for the direct reports to the CEO and other executive officers

Human Resources	• Provides supporting materials and resources to the Compensation Committee and CEO • Provides materials to the Compensation Committee in support of compensation recommendations

Independent Compensation Consultant

•      Assists Compensation Committee in establishing peer group and compiling and providing market-competitive data

•      Provides comprehensive competitive market studies and analysis to the Compensation Committee regarding executive pay

•      Provides input in relation to short-term and long-term incentive plan designs

•      Advises the Committee on executive pay trends, technical developments and regulatory issues

•      Participates in Compensation Committee meetings, as requested by the Compensation Committee

It is important to note that, under the prior Fortune Brands corporate structure – with the exception of Mr. Shattock in his previous role as a President of a Fortune Brands business segment – the Compensation Committee was not involved in compensation adjustments for the Beam NEOs (with the exception of Fortune Brands stock-option grants) prior to July 2011. Under the prior structure, compensation adjustments for the Beam Global leadership team were approved by an internal Fortune Brands, Inc. committee, led by Mr. Carbonari, former Chairman & CEO of Fortune Brands, Inc.

In establishing executive compensation, the Compensation Committee reviews tally sheets that include data on individual items of compensation and each executive’s total compensation package. The review considers compensation currently payable, as well as contingent compensation, including incentive compensation and compensation payable only if certain circumstances occur, such as involuntary termination of employment without cause or certain terminations of employment following a change in control.

Under no circumstances does the CEO participate in the Board and Compensation Committee’s process whereby the CEO’s compensation is established. While the Compensation Committee and/or the Board may request that the CEO provide information that it deems helpful in reviewing and establishing compensation, the CEO does not participate in the Compensation Committee’s review and establishment of CEO compensation nor does the CEO participate in the Board’s review of the CEO’s performance.

Independent Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provides advice and recommendations to the Compensation Committee regarding the amount and form of executive compensation. Meridian regularly communicated with the Compensation Committee during 2011 and participated in nine Compensation Committee meetings during 2011. Meridian provides advice and guidance to the Compensation Committee, including market-competitive data that assists the committee in evaluating and establishing executive pay.

Pursuant to its terms of engagement, and to assure the ongoing independent status of Meridian, Meridian is prohibited from providing other services to the Company or its management, although Meridian may accept engagements from other committees of the Board. The Compensation Committee reviewed Meridian’s terms of engagement, its compensation during the year and its performance during 2011 and concluded that Meridian was and continues to remain independent.

Peer Group Companies

The Compensation Committee, with Meridian’s assistance, reviews current compensation against compensation of similarly situated public companies and direct competitors (the “peer group”). The Compensation Committee works with Meridian to review the Company’s peer group selection criteria and ultimately the peer group selected. The Compensation Committee, considering the advice of Meridian, regularly reviews the peer group to reflect what the Compensation Committee believes to be an accurate representation of market comparators. The Compensation Committee and Meridian consider company size, revenue, market capitalization, relative performance, market segment and whether the company is a direct competitor of the Company, among other factors, when reviewing and establishing the peer group. After careful review and consideration, the Compensation Committee provides final approval of the peer group.

Given the unique circumstances in 2011 and, specifically, the separation of Fortune Brands’ businesses, the Compensation Committee established and referenced different peer groups for Fortune Brands, Inc. and Beam Inc. compensation decisions. Compensation for FB NEOs was determined considering information from the Fortune Brands, Inc. peer group, and compensation for Beam NEOs was determined considering information from the Beam Inc. peer group.

In 2011, the Fortune Brands, Inc. peer group (the “FB peer group”) consisted of 19 consumer products companies with median 2010 revenue of $7.69 billion, compared to the Company’s 2010 revenue of $7.14 billion (including discontinued operations). The companies in the FB peer group were either primary competitors of Fortune Brands, Inc. or premier consumer products companies of a similar size and scale, including global operations. The 2011 FB peer group consisted of the following:

Alberto-Culver Company	Masco Corporation
Brunswick Corporation	Molson Coors Brewing Company
Campbell Soup Company	Newell Rubbermaid, Inc.
Colgate-Palmolive Company	Nike, Inc.
Diageo plc	S.C. Johnson & Sons, Inc.
General Mills, Inc.	Sara Lee Corporation
Hershey Foods Company	The Sherwin Williams Company
Illinois Tool Works	Stanley Black & Decker Corporation
Kellogg Company	Whirlpool Corporation
Kohler Co.

In early 2011, the Compensation Committee was asked by the Board to evaluate the compensation paid to executives of Beam Global, then an operating segment of Fortune Brands, Inc., in the event that the Spin-Off was completed as anticipated, with Beam Global remaining as the sole business of Fortune Brands, Inc. Recognizing that the FB peer group was not suited to Beam Inc. post-Spin-Off as a stand-alone spirits business because of the difference in revenue and sharper focus of Beam Inc. as compared to Fortune Brands, Inc., the Compensation Committee consulted with Meridian to establish an appropriate peer group for Beam Inc. post-Spin-Off. As there are very few direct competitors in the spirits industry of similar size and scope, companies included in the 2011 Beam Inc. peer group (the “Beam peer group”) were selected based on a pre-established set of criteria. The selected group included companies from a variety of industries with the following characteristics: (i) operations focused on branded consumer packaged goods, including food, beverages and distilled spirits; and (ii) annual revenue and market capitalization generally within one-half to two times that of Beam Inc. The 2011 Beam peer group consisted of the following:

Brown-Forman Corporation	H.J. Heinz Co.
Campbell Soup Co.	The Hershey Co.
Constellation Brands, Inc.	Hormel Foods Co.
Dean Foods Co.	Lorillard Co.
Del Monte Foods Co.	McCormick & Co. Inc.
Diageo plc	Molson Coors Brewing Co.
Dr. Pepper Snapple Group Inc.	Ralcorp Holdings Inc.
Flowers Foods, Inc.	Reynolds America Inc.
Green Mountain Coffee Roasters	The J.M. Smucker Co.
Hansen Natural Corp.

Benchmarking

The Compensation Committee annually reviews the compensation provided to NEOs and other key executives, benchmarking individual executive compensation and the overall executive compensation programs against the peer group. In early 2011, the Compensation Committee benchmarked FB NEO compensation against the FB peer group. In 2011, in anticipation of the Spin-Off, the Compensation Committee benchmarked

Beam’s executive compensation, reflecting the group of executives who would likely be NEOs once the Beam Global executive team assumed operation of the renamed Fortune Brands, Inc., against the Beam peer group.

With respect to both Fortune Brands, Inc. and Beam Inc., the Compensation Committee targeted total compensation (i.e., the sum of base salary, target annual incentive opportunity, and target long-term incentive opportunity) around the 50th percentile of peer group compensation, based on size-adjusted data reflecting Beam Inc.’s positioning at approximately the 50th percentile of peer group revenue. While the Compensation Committee generally aims to provide compensation within the targeted range, factors unique to a particular executive, including his or her employment situation or special skills, experience and performance may affect the executive’s base salary and total compensation either positively or negatively compared to the targeted range. The Compensation Committee considers the following factors when establishing an executive’s compensation in addition to market data:

•	Role and responsibilities within the organization;

•	Experience and value to the organization;

•	Individual performance;

•	Retention concerns;

•	Tenure with the organization; and

•	Ability to replicate the executive’s knowledge, skills and abilities.

The total target compensation (i.e., the sum of base salary, target annual incentive opportunity and target long-term incentive opportunity) for the NEOs other than Messrs. Baladi, Baldock and Omtvedt were between the 47th and 52nd percentile of market comparability data. Mr. Baladi’s total target compensation was at the 61st percentile of market comparability data, Mr. Baldock’s total target compensation was at the 74th percentile of market comparability data and Mr. Omtvedt’s total target compensation was above the 75th percentile of market comparability data. Further information regarding the total target compensation for the NEOs, including the rationale for total target compensation approved for Messrs. Baladi, Baldock and Omtvedt in 2011, is provided on pages 41 to 47 of this Proxy Statement.

Stockholder Input

The Compensation Committee also seeks to ensure that the Company’s executive compensation program is aligned with the interests of its stockholders. In that respect, as part of its ongoing review of the Company’s executive compensation program, the Compensation Committee considered the affirmative stockholder “say on pay” vote at the Company’s 2011 Annual Meeting of Stockholders and determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to such stockholder vote. At the April 2011 Annual Meeting of Stockholders, over 92% of votes cast were voted in favor of the compensation paid to the Company’s NEOs.

Elements of NEO Compensation

NEOs of the Company are eligible for various types of compensation including base salary, incentive compensation and retirement and severance benefits. Included below are charts depicting the relative weighting of base salary and target annual and long-term incentives for Beam NEOs. The charts do not reflect founders grants provided to Beam NEOs in 2011 because founders grants are one-time awards and their presence in the charts would skew the compensation mix provided to each Beam NEO rendering year-over-year comparison meaningless. Founders grants are described in more detail on page 47 of this Proxy Statement.

Base Salary

The Compensation Committee reviews base salary levels for NEOs annually. The Compensation Committee may adjust base salaries up or down from the targeted percentile to reflect a particular NEO’s unique skill set, experience, performance, tenure with the Company and expertise. The base salary for the NEOs was as follows as of December 31, 2011:

Beam NEO	Base Salary
Matthew J. Shattock	$950,000
Robert F. Probst	$550,000
William A. Newlands	$550,000
Philip Baldock	AUD $678,000 (USD $692,170)[1]
Albert Baladi	EUR $375,000 (USD $486,000)[2]

FB NEO	Base Salary
Bruce A. Carbonari	$1,200,000
Craig P. Omtvedt	$668,000

Annual Incentive

The Company maintains an annual incentive plan that pays cash compensation to the NEOs if specific financial and operational performance objectives are achieved. In 2011, the FB NEOs participated in the Fortune Brands, Inc. Annual Plan (the “Fortune Annual Plan”), which provided annual incentive compensation based on attainment of certain Fortune Brands, Inc. EPS targets. The Compensation Committee approved EPS as the appropriate measure under the Fortune Annual Plan because it aligned FB NEO interests with those of Fortune Brands, Inc. and its stockholders. Further, the EPS target reflected the operations of Fortune Brands, Inc. as a whole, rather than the performance of any one of its business segments, which helped to align FB NEO compensation and interests with those of the broader Fortune Brands, Inc. holding company performance.

The Beam NEOs participated in the Beam Inc. Executive Incentive Plan (the “Beam Annual Plan”). The Company established targets and executive awards under the Beam Annual Plan based on a combination of performance metrics, including operating income, an applicable sales and operating income matrix and/or return on net tangible assets (“RONTA”). Net tangible assets are calculated as the total assets of a company, minus any intangible assets such as goodwill, patents and trademarks, less all liabilities including accounts payable. The particular metrics applicable to each executive were evaluated and approved by the Company to align the compensation of each executive with Company-wide business segment or regional performance, depending on the executive’s role within the organization. Executive awards under the Beam Annual Plan are subject to adjustment based on individual performance and execution against individually established performance goals.

[1]	Reflects conversion to U.S. dollars on December 30, 2011 based on the conversion rate in effect on that date, 1.0209 AUD/USD.
[2]	Reflects conversion to U.S. dollars on December 30, 2011 based on the conversion rate in effect on that date, 1.2952 EUR/USD.

NEOs participated in the respective plans with evaluation metrics allocated as specified in the following:

Beam NEOs	Plan	2011 Metrics
Matthew J. Shattock	Beam Annual Plan	75% Beam Global Operating Income; 25% Beam Global RONTA

Robert F. Probst	Beam Annual Plan	75% Beam Global Sales-Operating Income Matrix; 25% Beam Global RONTA

William A. Newlands	Beam Annual Plan	75% North America Sales-Operating Income Matrices; 25% Beam Global RONTA

Philip Baldock	Beam Annual Plan	75% Asia-Pacific/South America Sales-Operating Income Matrices; 25% Beam Global RONTA

Albert Baladi	Beam Annual Plan	75% Europe/Middle East/Africa Sales-Operating Income Matrix; 25% Beam Global RONTA

FB NEOs	Plan	2011 Metrics

Bruce A. Carbonari	Fortune Annual Plan	EPS 100%

Craig P. Omtvedt	Fortune Annual Plan	EPS 100%

To the extent applicable, a particular performance matrix is built around targets for sales and operating income performance for the particular business segment or region, which produces an operating income margin focus. The business segment or region must achieve at least target operating income growth in order to receive a payout at target or higher. The business segment or region also must achieve at least the minimum sales growth target to receive a payout. For 2011, the minimum and maximum award opportunities were 20% and 200% of target, respectively.

The Beam Global matrix is included below:

The Company determined the Beam Global matrix to be appropriate because at the time of grant, target performance goals were believed to be challenging but achievable through sound management and execution against Beam Global strategy. Award levels at the higher levels of performance (e.g., the upper right hand corner of the matrix) were established as stretch goals for the Company and the leadership team.

Individual award targets were established as a percentage of each NEO’s base salary under the applicable annual plan. Targets were developed based on each NEO’s role within the organization and the assessment of the NEO’s total compensation relative to market. Following the Spin-Off, adjustments were made to bonus targets for Messrs. Shattock, Probst and Newlands to enhance the alignment of their target total compensation with the peer group size-adjusted market median for each respective position. The annual incentive targets for the NEOs were as follows as of December 31, 2011:

Beam NEO	Annual Incentive Target
Matthew J. Shattock	110%
Robert F. Probst	75%
William A. Newlands	80%
Philip Baldock	45%
Albert Baladi	55%

FB NEO	Annual Incentive Target
Bruce A. Carbonari	130%
Craig P. Omtvedt	75%

For 2011, the Compensation Committee set an EPS target under the Fortune Annual Plan of $3.06 for the fiscal year ending December 31, 2011, with a maximum payout if EPS equaled or exceeded $3.90 for the full year. In recognition of the Spin-Off, the Compensation Committee approved that the payout applicable to participants in the

Fortune Annual Plan would be based on actual performance up to the Spin-Off date and target performance after the Spin-Off date. The Company’s EPS for 2011 through the Spin-Off date was $2.17†, resulting in a payout of 93.6% of target for the portion of the award attributable to pre-Spin-Off performance and a payout of 95.2% of target for the full year.

Long-Term Performance Incentives

Overview

In 2011, stockholders of Fortune Brands, Inc. approved the 2011 Fortune Brands, Inc. Long-Term Incentive Plan (“LTIP”). The Company designed the LTIP to allow for flexibility in rewarding the attainment of Company goals, while also assuring the alignment of NEO interests with those of stockholders, and particularly the long-term profitability of the Company and the performance of Company stock. The LTIP also plays an important role in promoting an ownership culture among the employees of the Company while supporting the overall goal of a pay-for-performance culture. Under the LTIP, the Compensation Committee has the authority to grant performance shares, stock options, restricted stock, restricted stock units, and cash-based incentive awards. As discussed in more detail below, the Compensation Committee did not award performance shares in 2011 due to the unique business circumstances in the year, notably the sale of the Acushnet Company golf business and the Spin-Off. The Company will award performance shares in 2012.

In 2011, the Compensation Committee awarded stock options and restricted stock units to Messrs. Shattock, Carbonari and Omtvedt. The Compensation Committee also awarded cash-settled performance units to Mr. Shattock. The value of equity awards for each executive was determined by the Compensation Committee based on the advice of its compensation consultant, taking into consideration market-competitive data. The Compensation Committee believes that the selected mix of awards for each NEO allows the Company to appropriately weight certain aspects of long-term incentive compensation to drive performance and further align the interests of the NEOs with the Company’s long-term goals of profitability and performance, and the interests of stockholders.

†	See Appendix C under the heading “Incentive Plan Non-GAAP Performance Measures” for reconciliations to GAAP.

With the exception of Mr. Shattock, the Beam NEOs did not receive forms of equity compensation other than stock options prior to the award of the founders grants in 2011. The limited amount of equity holdings at the operating segment level was a significant factor in determining to award founders grants to the Beam NEOs, as discussed in more detail below. The primary forms of long-term incentive compensation for the Beam NEOs, excluding Mr. Shattock, were stock options and cash-settled performance units based on Beam Global performance against target. Prior to the Spin-Off, Mr. Baldock’s long-term cash plan was based on a percentage of base salary rather than on a number of units as provided to the other Beam NEOs. This award system was consistent with other executives at Mr. Baldock’s level. The following table summarizes the long-term incentive awards granted to the NEOs during 2011 and the rationale for providing each form of award:

Award	Rationale
Performance Shares	Creates pay-for-performance culture; ties magnitude of award (if any) to performance; allows tailoring of performance criteria; creates retention mechanism with vesting schedule
Stock Options	Creates long-term ownership culture; aligns interests of executives with those of stockholders; creates retention mechanism with vesting schedule
Restricted Stock Units	Emphasizes retention; market competitive practice; creates ownership culture when settled in Company stock
Cash-Settled Performance Units	Reward for attainment of specified performance goals; can be used to motivate specific behavior

Performance Share Awards

While the Company values a strong pay-for-performance culture, the Compensation Committee recognized when it evaluated compensation options under the LTIP for 2011 that the possible sale of the Acushnet Company golf business and the possible spin-off of Home & Security would make it difficult to set targets for Company performance for the 2011 portion of any performance period. Therefore, the Compensation Committee determined that it was appropriate to not grant performance share awards for 2011. Following the successful sale of the Acushnet Company golf business and the Spin-Off, the Compensation Committee revisited performance shares and will grant performance shares to Beam NEOs and other executives and employees of the Company in 2012.

Performance shares historically have been awarded based on achievement of return on invested capital (“ROIC”) and cumulative EPS targets. These two measures were selected because the Compensation Committee believes that they drive long-term stockholder value creation by capturing growth through the EPS measure and returns through the ROIC measure. The Company has historically granted performance share awards with payout determined following the end of a three-year performance period. Performance share awards with respect to the 2009-2011 and 2010-2012 performance periods, which were outstanding at the time of the Spin-Off, were first determined as performance shares based on actual performance as of the Spin-Off date and target performance for the balance of the performance period (as described in more detail below) and then converted to RSUs.

The following table sets forth the percentage of performance shares that could be earned by the NEOs for the 2009-2011 and 2010-2012 performance periods:

Diluted Cumulative EPS		% of Performance Shares Earned Based on Performance
	Maximum Target Minimum	75	125	150
		50	100	125
		0	50	75
		Minimum	Target	Maximum
	Average Annual ROIC

The following table sets forth the targets for the 2009-2011 and 2010-2012 performance share awards, reflecting minimum, target and maximum performance goals for the performance years prior to and in which the Spin-Off occurred:

Performance Period	2009-2011 Metric	Minimum	Target	Maximum
2009	Diluted Cumulative EPS	$0.83	$2.32	$2.61
	Average ROIC	2.8%	5.2%	5.7%
2010	Diluted Cumulative EPS	$1.68	$2.43	$3.09
	Average ROIC	4.4%	5.6%	6.7%
2011	Diluted Cumulative EPS	$2.40	$3.06	$3.90
	Average ROIC	5.4%	6.6%	8.0%

Performance Period	2010-2012 Metric	Minimum	Target	Maximum
2010	Diluted Cumulative EPS	$1.68	$2.43	$3.09
	Average ROIC	4.4%	5.6%	6.7%
2011	Diluted Cumulative EPS	$2.40	$3.06	$3.90
	Average ROIC	5.4%	6.6%	8.0%

In recognition of the Spin-Off, the Compensation Committee revised the EPS and ROIC minimum, target and maximum levels for 2011. Under the 2009-2011 and the 2010-2012 performance periods, the 2011 target goal for EPS was $3.06, adjusted to $2.20 for the pre-Spin-Off portion of the year, and the target goal for ROIC was 6.6%, adjusted to 4.74% for the pre-Spin-Off portion of the year.

In 2011, as a result of the Spin-Off, performance shares for employees, including NEOs, were converted to RSUs. The number of performance shares converted in each case was the sum of (a) the number of performance shares that would be awarded to the holder for the full performance period based on Company performance through the Spin-Off date, prorated to reflect the portion of the performance period that has elapsed as of the Spin-Off date; and (b) the number of performance shares that would be awarded to the holder for the full performance period assuming target performance, prorated to reflect the portion of the performance period between the Spin-Off date and the end of the performance period. When 2011 adjusted performance was combined with the 2009 and 2010 performance for the 2009-2011 performance period and 2010 performance and 2012 target performance for the 2010-2012 performance period, respective weighted payout percentages for each performance period were 115% and 112.1%. The resulting number of shares were converted into RSUs in a manner that preserved the value of the award following the Spin-Off, as follows: (1) performance shares held by the FB NEOs were split and converted into an equal number of Beam Inc. and Home & Security RSUs; and (2) performance shares held by Mr. Shattock were converted into Beam Inc. RSUs. The RSUs have a vesting period beginning on the date of the Spin-Off and ending on the last day of the applicable performance period. See footnote (3) on page 61 of this Proxy Statement for a summary of the conversion of performance shares into RSUs.

Stock Options

The Company’s practice has been to grant stock option awards to employees in February of each year. In February of 2011, the Compensation Committee granted stock options to each of the NEOs. The number of stock options granted to each NEO in 2011 is listed in the table on page 57 of this Proxy Statement. Stock options are provided to executives to align the interests of executives with those of stockholders. Stock options foster a long-term ownership culture and also create a retention mechanism by virtue of their vesting schedule of at least three years and long-term potential value.

Restricted Stock Units

RSUs are time-vested grants that award shares of common stock to executives who satisfy applicable vesting periods. Each RSU is settled in one share of Company common stock. It is a market-competitive practice in the Company’s peer group to issue RSUs, and the Compensation Committee believes that RSUs provide stability to the Company’s executive workforce by providing an incentive to the executive to remain employed with the Company. The Compensation Committee believes that RSUs also encourage long-tem value creation and align NEO financial interests with those of stockholders.

The Compensation Committee approved the award of RSUs to Messrs. Shattock, Carbonari and Omtvedt at its February 2011 meeting. The RSUs “cliff” vest on the third anniversary of the date of grant and are also subject to a performance metric specifically designed to qualify the awards for the performance-based exemption under Section 162(m) of the Internal Revenue Code.

Cash-Settled Performance Units

Cash-settled performance units are typically provided at the business segment level, and are intended to reward intermediate and long-term performance goals specific to the operating company. For 2011, the Beam NEOs other than Mr. Baldock received performance unit awards with respect to Beam Global performance. Performance was evaluated based 50% on operating income results and 50% on RONTA results. The target value for each unit is $400. In Mr. Baldock’s case, target cash-settled performance awards are valued as a percentage of base salary rather than as performance units. His cash-settled performance awards were targeted at 60% of base salary, and measured in the same equally weighted operating income and RONTA measures applicable to other Beam NEOs. For the 2009-2011 performance period, operating income and RONTA results produced a result of 113% of target for the entire period. For the 2011 portion of the 2010-2012 performance period, operating income and RONTA results produced a result of 146% of target.

2011 Base Salary and Incentive Compensation — Beam NEOs

Matthew J. Shattock

Mr. Shattock received an annual base salary increase of 4.9% as of March 1, 2011 moving his base salary from $788,000 to $827,000. This increase was due to the 2010 performance of Beam Global, which exceeded financial targets as a business segment of Fortune Brands, Inc.

As of October 3, 2011, concurrent with the emergence of Beam Inc. as a standalone publicly traded spirits company, Mr. Shattock’s base salary, as CEO of Beam Inc., was increased by 14.9% to $950,000 and his annual incentive target was increased from 80% to 110%. These adjustments reflect the substantial increase in his responsibility as CEO of Beam Inc. and were made to better align his target total compensation with the peer group size-adjusted market median for public company chief executive officers and also to recognize the successful Spin-Off and Beam Global’s results to date.

In 2011, Mr. Shattock was instrumental in launching Beam Inc. as a leading standalone spirits company. At the same time, he led the execution of a highly successful growth strategy that delivered results meeting or exceeding all of the Company’s 2011 targets, and positioning Beam for sustainable, profitable long-term growth. Reflecting stepped up brand investments and a sharp focus on impactful brand communication and innovation, Beam delivered net sales growth of 8%*, far outpacing its market, which the Company estimates grew approximately 3%. Underscoring the Company’s successful investments, including in superior marketing talent, the Company’s Power Brands grew 9%* and the Rising Star brands grew 42%.* Results were particularly strong in Beam’s heartland category of bourbon. Net sales, and sales from new products, were all-time records for Beam. The Company also exceeded its earnings target by delivering 10%* growth in adjusted pro forma diluted earnings per share. The Company achieved its goal to convert 90%* of earnings into free cash, and continued its strong stewardship of capital. With the benefits from the separation of Fortune Brands’ businesses and its strong cash flow, Beam reduced debt by $1.8 billion, while also undertaking two synergy-driven acquisitions – Skinnygirl Cocktails (completed March 2011) and Cooley Distillery (agreement announced December 2011). In the period from the Spin-Off through the end of 2011, Beam delivered a total shareholder return of 22%.

For 2011, the Compensation Committee set a Beam Global operating income target of $606.8 million and a RONTA target of 26.5% for Mr. Shattock’s award under the Beam Annual Plan. Actual operating income and RONTA were $623 million† and 27.2%†, respectively, resulting in an operating income rating of 136% and a RONTA rating of 135%. This resulted in an overall annual incentive rating of 136%. When combined with the individual performance modifier, Mr. Shattock’s Beam Annual Plan award was set at 150% of target.

For long-term performance incentives in 2011, Mr. Shattock was awarded with 1,750 cash-settled performance units with a target value of $400 per unit for the 2011-2013 cycle. He was also awarded 41,600 stock options, one-third of which vest each year during a three-year period, and 15,200 RSUs, which vest on the third anniversary of the date of grant.

Robert F. Probst

Mr. Probst’s annual base salary was increased by 10% from $500,000 to $550,000 and his annual incentive target was increased from 60% to 75%, both as of October 3,

*	See Appendix C under the heading “Beam Inc. Non-GAAP Performance Measures” for reconciliations to GAAP.
†	See Appendix C under the heading “Incentive Plan Non-GAAP Performance Measures” for reconciliations to GAAP.

2011, to recognize the significant increase in his responsibilities as CFO of Beam Inc. and to better align his target total compensation with the peer group size-adjusted market median for public company chief financial officers, and also to recognize the successful Spin-Off and Beam Global’s results to date.

As with Mr. Shattock, Mr. Probst played a key role in launching Beam Inc. as a leading standalone spirits company with a strong financial foundation. He was instrumental in implementing financial controls and public company accounting procedures at the corporate and business unit level to ensure a successful transition to public company status. During the year, Mr. Probst managed the Company’s balance sheet and led establishment of the Company’s strong capital structure. The Company achieved its goal to convert 90%* of earnings into free cash and closed 2011 with a net-debt-to-EBITDA ratio of 2.5 times.* While simultaneously managing rigorous Spin-Off duties, Mr. Probst and his team played an important role in supporting the Company’s substantial brand investments to drive market outperformance and to also complete the 2011 acquisition of Skinnygirl and the early 2012 acquisition of Cooley.

The Company set a RONTA target of 26.5% for Mr. Probst under the Beam Annual Plan. Based on actual RONTA results, the percentage of target payout for this component was 135%. The Company set a sales target of $2.724 billion and an operating income target of $606.8 million for Beam Global’s annual incentive plan matrix. Actual sales and operating income were $2.826 billion† and $623 million†, respectively, resulting in a sales and operating income rating of 136%. This resulted in an overall annual incentive rating of 136%. When combined with the individual performance modifier, Mr. Probst’s Beam Annual Plan award was set at 150% of target.

For long-term performance incentives in 2011, Mr. Probst was awarded 400 cash-settled performance units with a target value of $160,000 for the 2011-2013 cycle. He was also awarded 20,000 stock options, vesting one-third each year over three years.

William A. Newlands

Mr. Newlands’ annual base salary was increased by 7.8% from $510,000 to $550,000 and his target annual incentive was increased from 60% to 80%, both as of October 3, 2011, to better align his target total compensation with the peer group size-adjusted market median for regional business leaders.

In 2011, Mr. Newlands played a pivotal role in the Company’s growth as president of North America, our largest business unit. Our comparable sales in North America grew 8%*, nearly three times the growth rate of our market. Beam was the leading market-share gainer in the United States, the world’s #1 premium spirits market. Mr. Newlands led the North American business to very strong growth for our bourbon brands, including a return to strong sales growth for the flagship Jim Beam brand, as well as for our Rising Stars. Mr. Newlands was instrumental in both the acquisition of the Skinnygirl cocktails brand and in its explosive 486% growth rate* as we capitalized on considerable distribution synergies. Mr. Newlands also plays a pivotal role in driving our innovation agenda, and 2011 was a record year of innovations for Beam. He effectively managed our

*	See Appendix C under the heading “Beam Inc. Non-GAAP Performance Measures” for reconciliations to GAAP.
†	See Appendix C under the heading “Incentive Plan Non-GAAP Performance Measures” for reconciliations to GAAP.

incentive-based distribution alliances in the United States and managed a distributor transition in Mexico that we believe will substantially improve our route to market. Mr. Newlands also managed the bounce-back of our Canadian business, which delivered sales and market share growth for the first time in several years.

The Company set a RONTA target of 26.5% for Mr. Newlands under the executive incentive plan. Based on actual RONTA results, the percentage of target payout for this component was 135%. The Company set sales and operating income targets for the separate country matrices that make up the North America region. The actual sales and operating results for North America resulted in a sales and operating income rating of 162%. This resulted in an overall annual incentive rating of 155%. When combined with the individual performance modifier, Mr. Newlands’ Beam Annual Plan award was set at 160% of target.

For long-term performance incentives in 2011, Mr. Newlands was awarded 400 cash-settled performance units with a target value of $160,000 for the 2011-2013 cycle. He was also awarded 20,000 stock options, vesting one-third each year over three years.

Philip Baldock

Mr. Baldock’s annual base salary for 2011 was AUD 678,000 (USD $692,170).3 Mr. Baldock’s incentive target for 2011 was 45%.

Despite several large-scale natural disasters in various countries in our APSA region, Mr. Baldock, president of our APSA business unit, led APSA to deliver market-beating performance while accelerating our Build Winning Markets strategy in the region. On a comparable basis, sales in APSA grew 8%*, reflecting mid-single-digit growth in developed markets and strong double-digit growth in emerging markets. In Australia, our second largest market, Mr. Baldock developed and executed an enhanced long-term manufacturing and distribution partnership with Coca-Cola Amatil that leverages their unrivalled customer reach and expertise and our consumer understanding in an agreement that provides mutual incentives to further drive profitable growth. The Australian businesses seamlessly adjusted to this new arrangement and outperformed the market, strengthening key Power Brands, including Jim Beam’s position as the market’s #1 spirits brand and Canadian Club as the fastest-growing ready to drink brand. APSA also has our greatest emerging markets exposure, and Mr. Baldock led an aggressive strategic investment program to support brand-building and infrastructure in emerging markets, such as strengthening distribution and launching new Teacher’s RTD products in India and priming markets like Brazil and China for accelerated growth.

The Company set a RONTA target of 26.5% for Mr. Baldock under the executive incentive plan. Based on actual RONTA results, the percentage of target payout for this component was 135%. The APSA combined sales and operating income matrices resulted in a target payout for this component of 159%. This resulted in an overall annual incentive rating of 153% and an award of 153% of target.

[3]	Reflects conversion to U.S. dollars on December 30, 2011 based on the conversion rate in effect on that date, 1.0209 AUD/USD.
*	See Appendix C under the heading “Beam Inc. Non-GAAP Performance Measures” for reconciliations to GAAP.

For long-term performance incentives in 2011, Mr. Baldock was granted a target performance cash award equal to 60% of his base salary or AUD $406,800 (USD $415,302) for the 2011-2013 cycle. He was also awarded 20,000 stock options, vesting one-third each year over three years.

Mr. Baldock’s total target compensation in 2011 was at the 74th percentile of market comparability data. While Mr. Baldock’s total target compensation exceeded the 50th percentile of peer group compensation targeted by the Compensation Committee, the Compensation Committee determined that the total target compensation level was appropriate based on Mr. Baldock’s industry experience, tenure with the organization, function in a key growth segment of our business and significant and ongoing contribution to the organization. Mr. Baldock’s long-term performance with the Company has been exceptional, and his ability to repeatedly deliver results in a challenging and growing segment of the Company’s business are key drivers of the Company’s success in the APSA region.

Albert Baladi

Mr. Baladi was hired in 2011 to lead Beam Global’s EMEA business region. He was recruited from a leadership position in Australia from one of the world’s leading restaurant companies. Mr. Baladi was hired at an initial base salary of EUR 375,000 (USD $486,000)4 and an annual incentive target of 55%. Mr. Baladi’s annual incentive award will be prorated for his time with the Company in 2011. The Company took into consideration Mr. Baladi’s base salary and target total compensation at his prior employer, as well as his relocation from Australia to Europe, when approving a total target compensation package with the Company.

As a new region president, Mr. Baladi quickly made a very positive impact on our EMEA business. Under his leadership, EMEA delivered 8%* comparable sales growth and even faster operating income growth. These results significantly outperformed EMEA’s mix of slow-growth Western European markets and fast-growing emerging markets like Russia. EMEA’s results included outperformance in the challenging UK and Spain markets, and strong double-digit growth in Germany, Russia and the travel retail channel. Performance in Germany, the world’s third largest bourbon market, benefited from our strong route to market, brand-building investments behind Jim Beam, and the launch of successful new products that exceeded our expectations. Mr. Baladi also enhanced the region’s marketing talent and led a realignment of the commercial organization into three focused regional clusters to promote greater organizational effectiveness and better position EMEA for continued outperformance.

The Company set a RONTA target of 26.5% for Mr. Baladi under the executive incentive plan. Based on actual RONTA results, the percentage of target payout for this component was 135%. The EMEA sales and operating income matrix resulted in a target payout for this component equal to 126%. This resulted in an overall annual incentive rating of 128%. When combined with the individual performance modifier, Mr. Baladi’s Beam Annual Plan award was set at 136% of target.

Mr. Baladi also received a sign-on bonus of USD $400,000 and 15,000 stock options to partially offset the value of his unvested long-term equity awards at his previous employer. The stock options will vest one-third each year over three years.

[4]	Reflects conversion to U.S. dollars on December 30, 2011 based on the conversion rate in effect on that date, 1.2952 EUR/USD.
*	See Appendix C under the headings “Beam Inc. Non-GAAP performance measures” for reconciliations to GAAP.

For long-term performance incentives in 2011, Mr. Baladi was awarded 400 performance units with a target value of $160,000 for the 2011-2013 cycle.

Mr. Baladi’s total target compensation in 2011 was at the 61st percentile of market comparability data. Mr. Baladi was a new hire to the Company in 2011 and his total target compensation reflects a market-competitive compensation package offered to Mr. Baladi to attract him from his then current employer. The Company reviewed the compensation package proposed for Mr. Baladi prior to his hire and determined that it was appropriate in light of Mr. Baladi’s skill set, his success at his prior employer and the Company’s desire to relocate him to Europe and head a fast-growing segment of the business.

2011 Base Salary and Incentive Compensation – FB NEOs

Bruce A. Carbonari

Mr. Carbonari received an annual base salary increase of 5.9% as of March 1, 2011 moving his base salary from $1,133,000 to $1,200,000. The increase reflected Mr. Carbonari’s sustained leadership, high performance, including his pivotal role in building three strong businesses able to compete on their own, tenure with the organization, and his important role in developing and executing the plan to separate the Company’s businesses.

For 2011, the Compensation Committee set an EPS target under the Fortune Annual Plan of $3.06, with a maximum payout if EPS equaled or exceeded $3.90 for the full year. In recognition of the Spin-Off, the Committee approved that the payout applicable to participants in the Fortune Annual Plan would be based on actual performance up to the Spin-Off date and target performance after the Spin-Off date. The Company’s actual EPS for 2011 through the Spin-Off date was $2.17†, resulting in a payout of 93.6% of target. When combined with 100% target for the balance of 2011 (i.e., October 4, 2011 through December 31, 2011), Mr. Carbonari’s total annual incentive payout equaled 95.2% of target.

For long-term performance incentives in 2011, Mr. Carbonari was awarded 146,700 stock options, one-third of which vest each year during a three-year period, and 53,600 RSUs, which vest on the third anniversary of the date of grant.

Craig P. Omtvedt

Mr. Omtvedt received an annual base salary increase of 2.9% as of March 1, 2011 moving his base salary from $649,000 to $668,000. The increase reflected Mr. Omtvedt’s high performance, tenure with the organization, leadership and important role in executing the plan to separate the Company’s businesses.

For 2011, targets applicable to Mr. Omtvedt under the Fortune Annual Plan with respect to Company performance were the same as detailed above for Mr. Carbonari. Based on Company performance for 2011, Mr. Omtvedt’s total annual incentive payout equaled 95.2% of target.

For long-term performance incentives in 2011, Mr. Omtvedt was awarded 45,200 stock options, one-third of which vest each year during a three-year period, and 16,500 RSUs, which vest on the third anniversary of the date of grant.

†	See Appendix C under the heading “Incentive Plan Non-GAAP performance measure” for reconciliations to GAAP.

Mr. Omtvedt’s total target compensation in 2011 was above the 75th percentile of market comparability data. The Compensation Committee reviewed Mr. Omtvedt’s total target compensation in 2011 and determined that the total target compensation was appropriate given Mr. Omtvedt’s substantial experience with the organization and his prominent role with respect to the sale of the Acushnet Company golf business and the Spin-Off.

Other Compensation and Benefits

Founders Grants

In recognition of the changing role of members of the Beam Inc. executive team, the Compensation Committee awarded one-time founders grants to the Beam NEOs effective as of the date of the Spin-Off. In determining that it was in the best interest of the Company and its stockholders to award founders grants to the Beam NEOs, the Compensation Committee considered the following: the increased demands that will be placed on these individuals as executives of a standalone public company, aligning the economic interests of the Beam NEOs with those of the Company and its stockholders, creating a mechanism to retain executives critical to the success of the Company, and increasing the equity interest of the executives in the Company. With the exception of Mr. Shattock, prior to the Spin-Off, the Beam NEOs were not provided incentive compensation in the form of Company equity other than stock options, and therefore the founders grants serve to materially increase their stake in the Company. The value of founders grants awarded to each Beam NEO was determined by the Compensation Committee based on the advice of its compensation consultant, taking into consideration market-competitive data and the prevalence of similar grants in comparable situations, and considering the value of the founders grants when added to other target total compensation provided by the Company. The founders grants were issued in the form of stock options and RSUs, each weighted equally in economic value. The grant date fair values of stock options and RSUs granted to the Beam NEOs are detailed on page 57 of this Proxy Statement.

Spin-Off Success Bonus and Consulting Payments

At the onset of discussions regarding the possible Spin-Off, the Company recognized that it would be important to retain the services of Messrs. Carbonari and Omtvedt throughout the duration of the Spin-Off process. On several occasions, the Compensation Committee discussed mechanisms to assure the retention of Messrs. Carbonari and Omtvedt, recognizing that their ongoing employment and leadership in the process were crucial to the successful completion of the plan to separate the Company’s businesses. After reviewing the various alternatives, taking into consideration market practice and prevalence of success payments in similar situations, the Compensation Committee determined that success bonuses would be appropriate.

On September 8, 2011, the Company executed Success Bonus Agreements with Messrs. Carbonari and Omtvedt with respect to the potential spin-off of the Home & Security business. Under these agreements, the Company agreed to pay Mr. Carbonari a success bonus equal to $1,200,000 (one times salary) and Mr. Omtvedt a success bonus equal to $668,000 (also one times salary) if the Spin-Off was completed by December 31, 2011. The Company entered into a consulting agreement with Mr. Omtvedt requiring that he provide consulting services to the Company on a reduced time basis following his termination of employment. The fee for his services during this period is $500,000 per year. The Compensation Committee felt that ongoing access to Mr. Omtvedt’s expertise, insights, and knowledge of the Company and its financial operations was critical to a smooth transition for the new management team.

Retirement and Deferred Compensation Benefits

Based on its review of peer companies and market practices, the Company believes that retirement benefits are an important element of its compensation package to key executives. The Company provides retirement benefits to NEOs in the United States through a combination of a tax-qualified defined benefit plan, a tax-qualified defined contribution plan, and a nonqualified deferred compensation plan, which includes a defined benefit plan and a defined contribution plan element. The nonqualified plans are excess benefit plans that allow participating executives to accrue benefits that are otherwise limited under the Internal Revenue Code. The Company provides retirement benefits to NEOs in Spain and Australia through locally maintained defined contribution plans. On December 31, 2011, the Company froze the United States tax-qualified defined benefit plan and the corresponding defined benefit plan element of the nonqualified deferred compensation plan with respect to future benefit accruals.

Messrs. Carbonari and Omtvedt were the only NEOs eligible for the United States defined benefit plan. Other United States-based NEOs receive retirement benefits through the defined contribution plans. The amount of benefits provided to NEOs by each retirement plan and the pension formulae applicable to NEOs are described in more detail on pages 62 to 64 of this Proxy Statement.

Perquisites

The Company provides its NEOs with perquisites and other personal benefits which are consistent with market practice and the Compensation Committee’s philosophy of attracting and retaining exemplary executive talent. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs to ensure that such benefits are consistent with the Company’s executive compensation philosophy.

As a continuation of an historical benefit, the Company permitted use of the Company aircraft by certain FB NEOs prior to the Spin-Off. In 2011, use of the Company aircraft was provided to Messrs. Carbonari and Omtvedt, who reimbursed the Company for such personal use. As of the Spin-Off date, the Company no longer owns corporate aircraft and, therefore, this benefit is no longer available. Beam Global as an operating company provided certain perquisites to executives and Beam Inc. will continue to do so as a public company. These perquisites consisted of a car allowance and reimbursement for financial counseling, executive physical examinations and health facility membership.

Severance and Change In Control Agreements

The Company maintains a severance and change in control agreement with each Beam NEO. The Company maintains these agreements to protect the Company and assure the continuity of key management in the event of a change in control situation, and to allow management to focus on the potential events resulting in a change in control without concern for their continued employment. These agreements generally provide for severance pay in the event of involuntary termination of employment by the Company without cause or voluntary termination of employment by a Beam NEO in the event of “good reason.” No severance is available if a Beam NEO’s employment is terminated due to death, disability or by the Company for cause. Enhanced benefits are available to Beam

NEOs if their termination event occurs within a specified period following a change in control. The change in control severance pay is a “double trigger” severance benefit, meaning that both a change in control must occur, and the executive must either voluntarily terminate employment for “good reason” following the change in control, or be terminated by the Company or its successor without cause following the change in control. In addition, the severance pay and benefits provided do not include a tax gross-up, as was the case with the Company’s form of executive severance agreement in effect prior to the Spin-Off. The agreements also limit the ability of executives to work for competitors after their employment with the Company has ended. The Company entered into these agreements with the Beam NEOs in 2011 based on a review of market practices and the advice of Meridian. These agreements are described in more detail on pages 70 and 71 of this Proxy Statement.

The Company also previously established and continued to maintain severance and change in control agreements with the FB NEOs. The FB NEO agreements generally provided for severance benefits in the event of involuntary termination of employment without cause or voluntary termination of employment by the executive for “good reason.” The agreements also provided for a double-trigger change in control benefit, requiring both a change in control and the executive’s termination of employment. Due to the elimination of the Company’s holding company structure and related positions, Messrs. Carbonari and Omtvedt became entitled to severance pay in connection with the termination of their employment at year-end. The amounts received by Messrs. Carbonari and Omtvedt are described on page 71 of this Proxy Statement.

Retention Agreement for Mr. Carbonari

Mr. Carbonari was also subject to a retention agreement that provided a payment equal to three times his then current base salary if he were to remain employed through his normal retirement date or, if approved by the Compensation Committee, an early retirement date. The retention agreement was initially established in 2002 to assure Mr. Carbonari’s ongoing service to the Company. Mr. Carbonari was a longtime key employee of the organization who served in various leadership capacities of increasing responsibility throughout his tenure. Mr. Carbonari’s demonstrated leadership capabilities, length of service and institutional knowledge were instrumental in the successful operation of the Company. He was, and continued to be throughout his employment with the Company, an executive whose services were in demand. Accordingly, the Compensation Committee, at the time the agreement was established, determined that the retention agreement was necessary to secure the long-term services of Mr. Carbonari. The Compensation Committee certified Mr. Carbonari’s retirement date as December 31, 2011 and approved payment to Mr. Carbonari pursuant to the terms of that agreement equal to $3,600,000.

Clawback Policy

In 2010, the Company instituted a clawback policy that empowers the Board to seek recoupment of incentive compensation paid to NEOs and other key employees in the event of a material restatement of the Company’s financial statements (other than changes required to comply with applicable accounting principles). The Compensation Committee regularly reviews the clawback policy to assure compliance with applicable laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the Compensation Committee will revise the policy as appropriate to assure compliance with applicable law. The clawback policy applies to the Company’s annual incentive plan and long-term incentive plan.

Stock Ownership Guidelines

In 2010 and 2011, the Compensation Committee amended its stock ownership guidelines, keeping in mind the desire to align executive economic interests with those of the Company’s stockholders through meaningful levels of stock ownership. The table below sets forth the stock ownership guidelines for 2011, 2010 and 2009:

Officer Level	2011 Requirements	2010 Requirements	2009 Requirements

Chief Executive Officer	6 times base salary	5 times base salary	4 times base salary

Senior Vice Presidents (Region Presidents, CFO and CMO)	3 times base salary	3 times base salary	2 times base salary

Consistent with the prior guidelines, the revised guidelines allow covered executives five years from the date of hire or promotion to achieve the recommended ownership levels. In 2011, Messrs. Carbonari and Omtvedt satisfied their ownership requirements. Mr. Shattock’s previous guideline was three times base salary and he will have five years to satisfy the new guideline of six times base salary. Messrs. Probst, Newlands, Baldock and Baladi were not previously subject to stock ownership guidelines and, accordingly, they will have five years to achieve a stock ownership level equivalent to three times their respective base salaries.

The guidelines also prohibit directors, officers and certain subsidiary employees from hedging the risk of owning Company stock or from trading in derivatives of the Company’s stock.

Insider Trading Policy

The Company maintains an insider trading policy that applies to NEOs, Section 16 officers, and other key personnel who have access to information that could be considered “insider information” under applicable securities laws and regulations. The policy advises covered individuals of the Company’s policy and their responsibilities under the law. While the scope of the Insider Trading Policy extends well beyond the purchase and sale of shares under just the LTIP and other Company programs, NEOs must comply with this policy in regard to their participation in such plans and programs.

Tax Treatment

Section 162(m) of the Internal Revenue Code limits the income tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. The Company intends to avail itself of the exemption from Section 162(m) for performance-based compensation when practicable, but reserves the right to award compensation that may not be fully deductible if payment of such compensation is determined to be in the best interests of the Company and its stockholders. Presently, the annual incentive bonuses, performance share awards, stock options, and performance-based restricted stock unit awards are expected to be fully deductible by the Company when paid or settled as performance-based compensation exempt from the limitation contained in Section 162(m).

2012 Compensation Actions

The following section summarizes changes to the Company’s executive compensation program after the close of the reporting period. We have included the following information to assist in understanding the direction of the Company’s compensation policies and because, in some instances, the 2012 changes directly follow from the Spin-Off.

Changes to Annual Incentive Plan for 2012

For 2012, the Compensation Committee approved changes to the Beam Annual Plan that more closely align the performance objectives of Beam NEOs with those of Beam Inc. In 2012, Messrs. Shattock and Probst will be evaluated based on the sales-operating income matrix and Company cash flow, while Messrs. Newlands, Baldock and Baladi will be evaluated on the Beam Inc. sales-operating income matrix combined with a specific regional matrix and Company cash flow.

Changes to the LTIP in 2012

The Compensation Committee approved a change in the award structure under the LTIP to better align the overall compensation program of Beam Inc. applicable to the recently promoted Beam NEOs and other executives with Beam Inc.’s strategy. The change takes into consideration the significant shift in focus of the Company business as well as prevalent practices in the peer group and reflects two important points: standardization of long-term award mix across NEOs and the elimination of cash and cash equivalent awards, each as described in more detail below.

For 2012, the long-term incentive awards generally will consist of 40% performance shares, 30% stock options and 30% restricted stock units. Mr. Shattock’s awards will consist of 50% performance shares, 25% stock options and 25% restricted stock units. The Committee approved this mix in order to more strongly emphasize pay-for-performance and alignment of management interests with the interests of stockholders. The performance share component will utilize EPS and return on invested capital as performance metrics. While the Compensation Committee determined that performance shares should not be awarded for 2011 given the sale of the Acushnet Company golf business and the Spin-Off, the Compensation Committee recognized the importance of performance shares in a pay-for-performance compensation program, and therefore determined in its redesign of the long-term incentive award program for Beam NEOs that performance shares should be more heavily weighted than stock options and restricted stock units.

In addition, the Compensation Committee also eliminated the cash aspect of the long-term program, excluding dividends and dividend equivalents connected to other stock-based awards under the LTIP. The Compensation Committee believes this change to grant only equity-based long-term incentives, coupled with changes to the Stock Ownership Guidelines described earlier, and other aspects of the overall executive compensation program will help to further align the interests of the Beam NEOs and other executives with those of our stockholders and will create a top-down ownership culture in the Company while also emphasizing key long-term goals of profitability and stock performance.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Proxy Statement.

Compensation and Benefits Committee

Anne M. Tatlock, Chair

Stephen W. Golsby

Ann F. Hackett

Peter M. Wilson

2011 EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth accounting values for both fixed and variable elements of compensation for the NEOs, including unvested and/or unpaid stock awards and unexercised stock options. For example, stock options granted to each of the NEOs during 2011 are presented in the Option Awards column of the table below based on the awards’ grant date fair value as determined under applicable accounting rules. However, the amount each NEO realizes from these equity awards may differ materially from the amounts shown in the table below and the related footnotes (in certain circumstances, the NEOs may realize no value under these awards). Similarly, restricted stock unit awards that have been granted to each of the NEOs during 2011 are presented in the Stock Awards column of the table below based on the awards’ grant date fair value as determined under applicable accounting rules, even though the executive may later forfeit the award. Investors should note that equity compensation awards granted or paid to the NEOs are reported in several different tables in this Proxy Statement as required by the SEC’s executive compensation disclosure rules. Compensation provided to Messrs. Carbonari and Omtvedt is described in the following tables because they served in their respective capacities as CEO and CFO during 2011 although each executive terminated his employment with the Company on December 31, 2011.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value & NQ Deferred Comp Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
	A	B	C	D	E	F	G	H	I
Matthew Shattock	2011	851,250	—	4,659,073	4,206,388	2,037,875	—	222,289	11,976,875
President & CEO

Robert Probst	2011	512,500	—	1,054,808	1,339,690	784,700	—	129,147	3,820,845
SVP & Chief Financial Officer

William Newlands	2011	520,000	400,000	1,054,808	1,339,690	830,800	—	144,869	4,290,167
SVP & President, North America

Philip Baldock	2011	692,170	—	790,988	1,089,697	1,012,031	—	56,446	3,641,332
SVP & President, APSA

Albert Baladi	2011	404,750	400,000	790,988	1,000,147	302,900	—	498,946	3,397,731
SVP & President, EMEA

Bruce Carbonari	2011	1,188,833	4,800,000	3,411,640	2,490,966	1,599,400	9,311,965	457,420	23,260,224
Fortune Brands CEO	2010	1,127,500	0	4,203,943	1,572,244	2,387,571	1,655,542	291,740	11,238,540
	2009	1,100,000	0	7,040,703	1,465,298	2,529,440	432,468	167,995	12,735,904

Craig Omtvedt	2011	664,833	668,000	1,050,225	767,496	477,000	1,692,394	274,715	5,594,663
Fortune Brands SVP & CFO	2010	645,883	0	1,545,432	578,595	789,022	491,992	187,455	4,238,379
	2009	630,300	0	2,371,063	576,387	597,524	320,033	163,116	4,658,423

(1)	Salary: The amounts listed in Column B reflect base salaries received by the NEOs. In the case of Messrs. Baldock and Baladi, base salary amounts have been converted to U.S. dollars from local currency on December 30, 2011 based on the conversion rate in effect on that date: 1.0209 AUD/USD for Mr. Baldock and 1.2952 EUR/USD for Mr. Baladi.

(2)	Bonus: The amounts listed in Column C include payment of a $3.6 million retention bonus to Mr. Carbonari under the Special Retention Agreement extended to Mr. Carbonari in 2002. Also included are success bonus payments for the completion of the Spin-Off prior to year end in the amount of $1.2 million for Mr. Carbonari and $668,000 for Mr. Omtvedt. Additionally, this column includes a $400,000 sign-on bonus paid to Mr. Baladi and a $400,000 retention bonus paid to Mr. Newlands pursuant to a 2009 retention agreement.

(3)

Stock Awards: The amounts listed in Column D for 2011 reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation

(“FASB ASC Topic 718”) for restricted stock units awarded. For assumptions used in determining these values, see footnote 5 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2011 (2010 and 2009).

(4)	Founders Grants: The values in columns D and E include one-time founders grants to Beam NEO’s. For a description of founders grants, see page 47 of this Proxy Statement and the 2011 Grants of Plan-Based Awards table.

(5)	Option Awards: The amounts listed in Column E reflect the grant date fair values calculated in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 5 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2011 (2010 and 2009).

(6)	Non-Equity Incentive Plan: Column F lists amounts earned under the respective annual incentive plans. Also included for Messrs Shattock, Probst, Newlands and Baldock are the amounts earned under the Beam long-term incentive program for the 2009-2011 performance period and, for Messrs. Probst, Newlands and Baldock, the 2011 portion of the 2010-2012 performance period. Refer to the Compensation Discussion and Analysis on pages 35 to 38 of this Proxy Statement for more details on the Fortune Brands, Inc. and the Beam Inc. annual incentive plans.

(7)	Increase in Actuarial Value of Defined Benefit Pension: Column G includes an estimate of the increases in actuarial value of tax-qualified and non-qualified defined benefit pension plan benefits for Messrs. Carbonari and Omtvedt. The normal retirement benefit is unreduced at age 60 for Mr. Omtvedt and unreduced at age 62 for Mr. Carbonari. The narrative and footnotes following the Pension Benefits table on page 62 provide additional detail about the Company’s pension plans. The Beam NEOs do not participate in the Company’s tax-qualified defined benefit plan.

Pension benefits for Messrs. Carbonari and Omtvedt are provided under the Beam Supplemental Plan (the “Supplemental Plan”) on a non-qualified basis. Employee grantor trust arrangements fund Supplemental Plan benefits for Messrs. Carbonari and Omtvedt. The amount shown in Column G includes the increase in the pre-tax value of Mr. Carbonari’s and Mr. Omtvedt’s Supplemental Plan benefit resulting from the retirement enhancement under their respective severance arrangements. The employee grantor trust arrangements are described in greater detail on page 64 of this Proxy Statement. Messrs Shattock, Probst, Newlands, Baldock and Baladi are not eligible for defined benefit plan benefits under the Company’s Supplemental Plan, nor are they recipients of grantor trusts.

In 2011, contributions were made to grantor trusts (net of tax withholding) in the following amounts: $886,111 for Mr. Carbonari and $99,532 for Mr. Omtvedt. These executives were reimbursed for taxes on earnings of the trust related to pension benefits in the following amounts: $77,369 for Mr. Carbonari and $109,599 for Mr. Omtvedt. Contributions to the grantor trusts are not listed in column H because they were made to fund supplemental retirement benefits that are disclosed in the Pension Benefits table on page 62 and the narrative that follows it. However, the reimbursements for taxes on the contributions are included in Column H.

(8)	Perquisites and All Other Compensation: In 2011, the Company provided an annual car allowance, financial planning, health club membership and physical examination to Messrs. Shattock, Probst, and Newlands. The annual value of the benefits provided to each executive was as follows: $24,342 for Mr. Shattock, $14,980 for Mr. Probst, and $22,372 for Mr. Newlands. The Company also provided a car allowance to Mr. Baldock and relocation assistance to Mr. Baladi. The value of these perquisites was $30,627 for Mr. Baldock and $497,021 for Mr. Baladi.

In 2011, limited use of the Company aircraft was provided to Messrs. Carbonari and Omtvedt, who reimbursed the Company for their hours of personal flight time.

The aggregate incremental cost of perquisites is generally the cost of such items to the Company. Although Messrs. Carbonari and Omtvedt used Company aircraft for personal use in 2011, 2010 and 2009, they reimbursed the Company for their hours of personal flight time. The difference between the Company’s aggregate incremental cost of personal aircraft usage and the amount paid by the executive is due in part to the incremental cost to reposition Company aircraft; this difference is included in column H. Specifically, for 2011, the Company’s cost of personal aircraft usage not reimbursed by executives is $47,786 for Mr. Carbonari and $124 for Mr. Omtvedt. The calculation of incremental cost of personal aircraft usage is based on variable cost to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs.

Long-Term Disability and Life Insurance: The amounts in column H include the amount of all life insurance premiums paid by the Company. For 2011 these amounts were: $37,141 for Mr. Carbonari, $14,070 for Mr. Omtvedt, $2,152 for Mr. Shattock, $895 for Mr. Probst, and $2,527 for Mr. Newlands. Also included is the amount of long-term disability insurance coverage premiums paid by the Company. For 2011 these amounts were: $1,033 for Mr. Carbonari, $1,033 for Mr. Omtvedt, $1,152 for Mr. Shattock, $1,152 for Mr. Probst and $1,152 for Mr. Newlands.

Defined Contribution Benefits, Nonqualified Plan Earnings and Tax Reimbursements: The amount in column H also includes: (a) Company contributions to the tax-qualified defined contribution plan of the Company, (b) profit-sharing contributions under the Supplemental Plan, and (c) tax reimbursements with respect to defined contribution benefits. We describe these benefits below.

(a)	Defined Contribution Plan Contributions: Company contributions for 2011 to the Company’s tax-qualified defined contribution plan were $31,605 for each of Messrs. Shattock, Probst and Newlands and $24,123 for each of Messrs. Carbonari and Omtvedt.

(b)	Supplemental Plan: The Supplemental Plan credits certain executives with amounts that would have been contributed to their profit sharing accounts under the tax qualified defined contribution plan but for the limitations on contributions imposed by the Internal Revenue Code. Profit sharing credits earned under the Supplemental Plan for 2011 were $150,262 for Mr. Shattock, $70,063 for Mr. Probst, $76,592 for Mr. Newlands, $249,855 for Mr. Carbonari and $90,664 for Mr. Omtvedt. These amounts were credited to executives’ accounts in early 2012. For Messrs. Carbonari and Omtvedt, to meet the Company’s obligations to provide these profit sharing benefits under the Supplemental Plan, the Company partially funded these benefits through employee grantor trusts described on page 64 of this Proxy Statement. The Company funds only the amount sufficient to provide the expected after-tax profit sharing benefit for Messrs. Carbonari and Omtvedt.

(c)	Tax Reimbursements: The defined contribution credits to the Supplemental Plan are subject to Medicare tax. In 2011, the Company reimbursed the NEOs for Medicare taxes. In 2011, the Company reimbursed the NEOs as follows: $3,677 for Mr. Shattock, $6,114 for Mr. Carbonari, $1,714 for Mr. Probst, $2,219 for Mr. Omtvedt and $1,874 for Mr. Newlands.

Taxable Compensation Reported

The following supplemental table shows the amount of compensation reported for federal tax purposes for each of the NEOs for each of the indicated tax years. These amounts reflect the amounts reported for each individual in Box 1 of their respective Forms W-2 for each reporting year. We are providing this supplemental table to highlight the difference between compensation reported under the SEC rules and compensation amounts realized and reported as taxable income on Form W-2.

Name	Year	W-2 Box 1 Compensation	Total Compensation Reported in Summary Compensation Table

Matthew Shattock	2011	$1,788,854	$11,976,875

Robert Probst	2011	$1,291,962	$3,820,845

William Newlands	2011	$1,993,765	$4,290,167

Philip Baldock	2011	$1,480,348	$3,641,332

Albert Baladi	2011	$1,298,170	$3,397,731

Bruce Carbonari	2011	$9,721,806	$16,666,008
	2010	$3,784,189	$11,238,540
	2009	$1,268,264	$12,735,904

Craig Omtvedt	2011	$4,059,719	$4,602,136
	2010	$1,712,812	$4,238,378
	2009	$765,489	$4,658,423

Amounts reported in Box 1 of the Form W-2 for each of the NEOs, as listed above, include, among other items: (1) total cash wages and bonuses paid to the NEOs for the taxable year, less amounts deferred under tax-qualified 401(k) plans; (2) the value of Company-paid life insurance in excess of $50,000 and any taxable pension accruals provided to the NEOs; (3) the value of any performance share awards, restricted stock awards or restricted stock units that were paid out or became vested during the taxable year; (4) the gain recognized upon the exercise of stock option awards exercised during the taxable year; and (5) annual contributions to their respective grantor trusts. Mr. Baladi earned compensation in the U.S. from March 5, 2011 to June 15, 2011; the balance of his compensation was paid in Spain. In each of Mr. Baldock’s and Mr. Baladi’s case, the amounts reported under “W-2 Box 1 Compensation” reflect W-2 Box 1 Compensation reported in the U.S., if any, plus the amount reported in their country of employment.

Amounts reported in Box 1 of the Forms W-2 for the NEOs, as listed above, do not include any value for: (1) unvested performance share awards, restricted stock awards or restricted stock unit awards; or (2) outstanding but unexercised stock option awards. These items are contingent and may never materialize; however, in accordance with the SEC rules, values for these items are included in the Summary Compensation Table on page 53 in the year of grant, as well as in the tables below on pages 57 to 61.

2011 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards at the time of grant. The awards described in the following table do not reflect the conversion of awards granted prior to the Spin-Off. See the table entitled “Outstanding Equity Awards at Fiscal Year End” for a description of the conversion of awards that were granted prior to the Spin-Off and the number of awards outstanding on December 31, 2011.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2011 Annual Bonus + 2011 - 2013 Cash LTIP)			Estimated Future Payouts Under Equity Incentive	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards (1)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Matthew Shattock
Annual Bonus	2/22/2011	(2)	0	831,250	1,622,500
RSUs	2/22/2011	(3)				15,200			931,000
Cash LTIP	2/22/2011	(4)		700,000	1,750,000
Options	2/22/2011	(5)					41,600	$61.54	706,368
Founders Options	10/4/2011	(6)					296,110	$44.75	3,500,020
Founders RSUs	10/4/2011	(7)				78,220			3,500,345

Robert Probst
Annual Bonus	2/22/2011	(2)	0	350,625	701,250
Cash LTIP	2/22/2011	(4)		160,000	400,000
Options	2/22/2011	(5)					20,000	$61.54	339,600
Founders Options	10/4/2011	(6)					84,610	$44.75	1,000,090
Founders RSUs	10/4/2011	(7)				22,350			1,000,163

William Newlands
Annual Bonus	2/22/2011	(2)	0	357,500	715,000
Cash LTIP	2/22/2011	(4)		160,000	400,000
Options	2/22/2011	(5)					20,000	$61.54	339,600
Founders Options	10/4/2011	(6)					84,610	$44.75	1,000,090
Founders RSUs	10/4/2011	(7)				22,350			1,000,163

Philip Baldock
Annual Bonus	2/22/2011	(2)	0	311,400	622,800
Cash LTIP	2/22/2011	(4)		415,302	830,604
Options	2/22/2011	(5)					20,000	$61.54	339,600
Founders Options	10/4/2011	(6)					63,460	$44.75	750,097
Founders RSUs	10/4/2011	(7)				16,760			750,010

Albert Baladi
Annual Bonus	3/28/2011	(2)	0	222,750	445,500
Cash LTIP	3/28/2011	(4)		160,000	400,000
Options	3/28/2011	(5)					15,000	$60.16	250,050
Founders Options	10/4/2011	(6)					63,460	$44.75	750,097
Founders RSUs	10/4/2011	(7)				16,760			750,010

Bruce Carbonari
Annual Bonus	2/22/2011	(2)	0	1,680,000	3,360,000
RSUs	2/22/2011	(3)				53,600			3,283,000
Options	2/22/2011	(5)					146,700	$61.54	2,490,966

Craig Omtvedt
Annual Bonus	2/22/2011	(2)	0	501,000	1,002,000
RSUs	2/22/2011	(3)				16,500			1,010,625
Options	2/22/2011	(5)					45,200	$61.54	767,496

(1)	The grant date fair value of stock option awards is based on the Black-Scholes value on the date of grant: $16.98 for the February 22, 2011 grant, $16.67 for the March 28, 2011 grant and $11.82 for the October 4, 2011 grant. The grant date fair value of restricted stock units is determined based on the mean price of Company stock on the grant date: $61.25 on February 22, 2011 and $44.75 on October 4, 2011. Grant date fair values are computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 5 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2011 (2010 and 2009).

(2)	The numbers in this row reflect the range of potential payments under the Fortune Annual Incentive Plan or the Beam Annual Incentive Plan, as applicable.

(3)	The numbers in this row reflect the number of restricted stock units that were awarded and will vest and become payable on the third anniversary of the grant date, subject to continued employment and the achievement of an EPS goal of $1.00 cumulatively over the three-year vesting period.

(4)	The numbers in this row reflect the range of potential payments under the 2011-2013 cash-settled performance unit LTIP grant subject to achievement of operating income and RONTA goals during 2011, 2012 and 2013.

(5)	Numbers in this row reflect the regular annual stock option awards granted in February 2011 and the grant awarded to Mr. Baladi on March 28, 2011.

(6)	Numbers in this row reflect stock options granted as part of the founders grants in October 2011.

(7)	Numbers in this row reflect the number of restricted stock units that were awarded and will vest and become payable one-third on each of the second, third and fourth anniversaries of the date of grant, subject to continued employment and an EPS goal of $0.50 during the first two years of the vesting period.

Non-Equity Incentive Plan

The Fortune Annual Incentive Plan and the Beam Annual Incentive Plan are cash-based, pay-for-performance incentive plans. Under the Fortune Annual Incentive Plan and the Beam Annual Incentive Plan, participants are eligible to receive a bonus if the performance goal established for the year is met or exceeded. Under the long-term incentive cash plan participants are eligible to receive a cash payment if performance goals for the three-year performance period are met or exceeded. See pages 65 to 71 of this Proxy Statement for a description of the treatment of non-equity incentive awards upon termination of employment.

Long-Term Equity Incentive Plan

The LTIP allows the Company to award executives a variety of forms of equity compensation using the Company’s common stock. In 2011, the Company awarded regular annual grants of stock options and restricted stock units. In addition, in connection with the Spin-Off, the Company awarded founders grants consisting of stock options and restricted stock units to Messrs. Shattock, Probst, Newlands, Baldock and Baladi. See pages 65 to 71 of this Proxy Statement for a description of the treatment of equity awards upon termination of employment.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The outstanding Fortune Brands, Inc. stock options at the time of the Spin-Off were converted into Beam Inc. and Home & Security stock options, and the outstanding Fortune Brands, Inc. restricted stock units and performance shares were converted into Beam Inc. and Home & Security restricted stock units in accordance with the methodology approved by the Compensation Committee. The number of options and restricted stock units listed in the table below are the Beam Inc. stock options and restricted stock units outstanding on December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Matthew Shattock	39,232	24,898	$35.67	9/30/2016	21,203	$1,086,230	129,783	$6,648,783
	14,016	35,581	$36.25	2/22/2017
		50,119	$51.08	2/22/2021
		296,110	$44.75	10/4/2021
Robert Probst	71,186		$47.32	9/29/2015			22,350	$1,144,991
	11,706	14,055	$35.67	9/30/2016
	12,656	32,127	$36.25	2/22/2017
		24,095	$51.08	2/22/2021
		84,610	$44.75	10/4/2021
William Newlands	23,729		$67.19	2/25/2015			22,350	$1,144,991
	23,729		$64.95	2/25/2015
	23,729		$61.74	2/25/2015
	28,473		$47.32	9/29/2015
	11,073	14,055	$35.67	9/30/2016
		28,111	$36.25	2/22/2017
		24,095	$51.08	2/22/2021
		84,610	$44.75	10/4/2021
Philip Baldock	8,467		$57.18	9/28/2014			16,760	$858,615
	8,542		$68.19	9/27/2012
	8,542		$61.74	9/26/2013
	8,542		$67.19	9/24/2014
	2,846		$47.32	9/29/2015
	3,970	5,039	$35.67	9/30/2016
		12,046	$36.25	2/22/2017
		24,095	$51.08	2/22/2021
		63,460	$44.75	10/4/2021
Albert Baladi		18,071	$49.93	3/28/2021			16,760	$858,615
		63,460	$44.75	10/4/2021
Bruce Carbonari	32,531		$38.83	9/23/2012	55,489	$2,842,701	149,000	$7,633,270
	97,890		$45.44	9/29/2013
	118,628		$57.18	9/28/2014
	102,509		$68.19	9/27/2012
	113,898		$61.74	9/26/2013
	146,360		$67.19	9/24/2014
	189,831		$55.44	2/25/2015
	189,831		$47.32	9/29/2015
	128,610		$35.67	9/30/2016
	132,312		$36.25	2/22/2017
	139,242		$51.08	2/22/2021
Craig Omtvedt	92,908		$45.44	9/29/2013	20,402	$1,045,195	52,900	$2,710,067
	94,641		$57.18	9/28/2014
	80,678		$68.19	9/27/2012
	80,678		$61.74	9/26/2013
	57,518		$67.19	9/24/2014
	74,793		$47.32	9/29/2015
	50,589		$35.67	9/30/2016
	48,691		$36.25	2/22/2017
	42,902		$51.08	2/22/2021

(1)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock option grants vested ratably on the first three anniversaries of the grant date. Options converted at the Spin-Off were calculated as follows:

Fortune Brands			Beam (converted)		FBHS (converted)
Grant Date	#	Price	#	Price	#	Price
Matthew Shattock
9/30/2009	62,000	$42.98	64,130	$35.67	39,232	$9.61
2/22/2010	44,300	$43.67	49,597	$36.25	14,016	$9.76
2/22/2011	41,600	$61.54	50,119	$51.08

Robert Probst
9/29/2008	75,000	$57.01	71,186	$47.32	71,186	$12.74
9/30/2009	24,000	$42.98	25,761	$35.67	11,706	$9.61
2/22/2010	40,000	$43.67	44,783	$36.25	12,656	$9.76
2/22/2011	20,000	$61.54	24,095	$51.08

William Newlands
2/25/2008	25,000	$78.25	23,729	$64.95	23,729	$17.49
2/25/2008	25,000	$74.39	23,729	$61.74	23,729	$16.63
2/25/2008	25,000	$80.95	23,729	$67.19	23,729	$18.10
9/29/2008	30,000	$57.01	28,473	$47.32	28,473	$12.74
9/30/2009	23,333	$42.98	25,128	$35.67	11,073	$9.61
2/22/2010	23,333	$43.67	28,111	$36.25
2/22/2011	20,000	$61.54	24,095	$51.08

Philip Baldock
9/28/2004	8,921	$68.89	8,467	$57.18	8,467	$15.40
9/27/2005	9,000	$82.16	8,542	$68.19	8,542	$18.37
9/26/2006	9,000	$74.39	8,542	$61.74	8,542	$16.63
9/24/2007	9,000	$80.95	8,542	$67.19	8,542	$18.10
9/29/2008	2,999	$57.01	2,846	$47.32	2,846	$12.74
9/30/2009	8,366	$42.98	9,009	$35.67	3,970	$9.61
2/22/2010	9,999	$43.67	12,046	$36.25
2/22/2011	20,000	$61.54	24,095	$51.08

Albert Baladi
3/28/2011	15,000	$60.16	18,071	$49.93

Bruce Carbonari
9/23/2002	34,274	$46.78	32,531	$38.83	32,531	$10.46
9/29/2003	103,133	$54.75	97,890	$45.44	97,890	$12.24
9/28/2004	124,983	$68.89	118,628	$57.18	118,628	$15.40
9/27/2005	108,000	$82.16	102,509	$68.19	102,509	$18.37
9/26/2006	120,000	$74.39	113,898	$61.74	113,898	$16.63
9/24/2007	154,200	$80.95	146,360	$67.19	146,360	$18.10
2/25/2008	200,000	$66.79	189,831	$55.44	189,831	$14.93
9/29/2008	200,000	$57.01	189,831	$47.32	182,831	$12.74
9/30/2009	135,500	$42.98	128,610	$35.67	128,610	$9.61
2/22/2010	139,400	$43.67	132,312	$36.25	132,312	$9.76
2/22/2011	146,700	$61.54	139,242	$51.08	139,242	$13.76

Craig Omtvedt
9/29/2003	97,885	$54.75	92,908	$45.44	92,908	$12.24
9/28/2004	99,711	$68.89	94,641	$57.18	94,641	$15.40
9/27/2005	85,000	$82.16	80,678	$68.19	80,678	$18.37
9/26/2006	85,000	$74.39	80,678	$61.74	80,678	$16.63
9/24/2007	60,600	$80.95	57,518	$67.19	57,518	$18.10
9/29/2008	78,800	$57.01	74,793	$47.32	74,793	$12.74
9/30/2009	53,300	$42.98	50,589	$35.67	50,589	$9.61
2/22/2010	51,300	$43.67	48,691	$36.25	48,691	$9.76
2/22/2011	45,200	$61.54	42,902	$51.08	42,902	$13.76

(2)	Each outstanding stock option that is not yet vested and exercisable is listed in this column. Unvested options that were converted at Spin-Off are noted in the chart in footnote 1. The chart below reflects the vesting schedule for each outstanding stock option grant awarded to the NEOs (assuming continued employment):

	Options Vesting in 2012 (dates refer to grant date)				Total Num- ber of Opti- ons Vest- ing in 2012	Options Vesting in 2013 (dates refer to grant date)				Total Num- ber of Opti- ons Vest- ing in 2013	Options Vesting in 2014 (dates refer to grant date)			Total Number of Opti- ons Vesting in 2014	Options Vesting in 2015 (dates refer to grant date)	Total Num- ber of Opti- ons Vest- ing in 2015
	9/30/ 2009	2/22/ 2010	2/22/ 2011	3/28/ 2011		2/22/ 2010	2/22/ 2011	3/28/ 2011	10/4/ 2011		2/22/ 2011	3/28/ 2011	10/4/ 2011		10/4/ 2011
Matthew Shattock	24,898	17,791	16,706		59,395	17,790	16,707		98,704	133,201	16,706		98,703	115,409	98,703	98,703
Robert Probst	14,055	16,063	8,032		38,150	16,064	8,032		28,204	52,300	8,031		28,203	36,234	28,203	28,203
William Newlands	14,055	14,056	8,032		36,143	14,055	8,032		28,204	50,291	8,031		28,203	36,234	28,203	28,203
Philip Baldock	5,039	6,023	8,032		19,094	6,023	8,032		21,154	35,209	8,031		21,153	29,184	21,153	21,153
Albert Baladi				6,025	6,025			6,024	21,154	27,178		6,022	21,153	27,175	21,153	21,153
Bruce Carbonari					0					0				0		0
Craig Omtvedt					0					0				0		0

(3)	This column reflects 2010-2012 performance share awards converted into restricted stock units. The total performance share awards converted into restricted stock units are reflected in the following table:

Performance Shares 2009 - 2011	Fortune Brands		Converted to RSUs
	Granted	Earned	BEAM	FBHS
Matthew Shattock	16,900	19,435	23,415	-
Bruce Carbonari	63,200	72,680	72,680	72,680
Craig Omtvedt	24,800	28,520	28,520	28,520

2010 - 2012
Matthew Shattock	15,700	17,599	21,203	—
Bruce Carbonari	49,500	55,489	55,489	55,489
Craig Omtvedt	18,200	20,402	20,402	20,402

(4)	This column reflects the value of restricted stock units (using the December 30, 2011 closing price of the Company’s common stock of $51.23).

(5)	The numbers in this column include the unvested restricted stock units (as of December 31, 2011) from the 2009, 2010 and 2011 grants that were converted from Fortune Brands Inc. restricted stock units to Beam restricted stock units. Also included in this column are unvested founders grant restricted stock units granted in 2011 to the Beam NEOs.

The total converted restricted stock units are reflected in the table below. The converted restricted stock units include restricted stock units granted to Messrs. Shattock, Carbonari and Omtvedt in 2009 equaling 17,228, 53,500 and 21,000 restricted stock units respectively, in 2010 equaling 16,023, 41,900 and 15,400 restricted stock units respectively and in 2011 equaling 18,312, 53,600 and 16,500 restricted stock units respectively.

RSUs	Fortune Brands	Converted
		BEAM	FBHS
Matthew Shattock	42,800	51,563	—
Bruce Carbonari	149,000	149,000	149,000
Craig Omtvedt	52,900	52,900	52,900

The unvested founders grants restricted stock units included in the column are as follows: Mr. Shattock – 78,220; Mr. Probst – 22,350; Mr. Newlands – 22,350; Mr. Baldock – 16,760 and Mr. Baladi – 16,760.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(3)
Matthew Shattock	0	$0	23,415	$1,199,550
Robert Probst	11,000	$209,522	0	$0
William Newlands	23,334	$435,632	0	$0
Philip Baldock	22,182	$251,865	0	$0
Bruce Carbonari	1,662	$3,674	72,680	$3,723,396
Craig Omtvedt	0	$0	28,520	$1,461,080

(1)	This column reflects stock options exercised during 2011.

(2)	This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.

(3)	This column reflects the number of 2009-2011 performance shares that were converted into restricted stock units and vested on 12/31/2011 and the value (using the December 30, 2011 closing price of the Company’s common stock of $51.23).

RETIREMENT AND POST-RETIREMENT BENEFITS

2011 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (3)(4)(5)(6)(7)	Payments During Last Fiscal Year(8)
Bruce A. Carbonari	Beam Supplemental Plan (fka Fortune Brands Supplemental Plan)	31.00	$15,414,158	$1,495,546
	Moen Incorporated Retirement Income Plan(2)	26.00	$710,236	0

Craig P. Omtvedt	Beam Pension Plan (fka Fortune Brands Pension Plan)	6.25	$215,240	0
	Beam Supplemental Plan (fka Fortune Brands Supplemental Plan)	22.25	$6,997,537	$167,986

The Fortune Brands Pension Plan and the Fortune Brands Supplemental Plan were respectively merged into the Beam Pension Plan (the “Pension Plan”) and the Beam Supplemental Plan (the “Supplemental Plan”) on December 31, 2011.

(1)	Neither Messrs. Carbonari nor Omtvedt are currently accruing additional benefits under the Company’s tax-qualified defined benefit plan. Messrs. Shattock, Probst, Newlands, Baldock and Baladi were and continue to be ineligible for the Company’s tax-qualified defined benefit plan. With respect to the Pension Plan, this column reflects service credited prior to January 1, 1996 (the date as of which Messrs. Carbonari and Omtvedt were excluded from further benefit accruals) and not their actual years of service with the Company.

(2)	Mr. Carbonari accrued benefits under the Moen Incorporated Retirement Income Plan and Moen Incorporated Supplemental Retirement Income Plan prior to transferring to the Company in January 2007. Liability for the benefit he earned under the Moen Incorporated Supplemental Retirement Income Plan was transferred to the Beam Supplemental Plan and is included in the benefit amount listed for that plan.

(3)	The amounts listed are based on the executives’ compensation and service as of December 31, 2011.

(4)	The earliest age at which an unreduced pension can be paid is generally 62 under the Pension Plan. However, a grandfathered provision allowing an unreduced pension at age 60 applies to Mr. Omtvedt.

(5)	The benefit amounts listed reflect the present value of the annual benefit payable in the form of a single life annuity where payments continue for the life of the executive but cease upon his death. The Pension Plan, the Supplemental Plan and the Moen Incorporated Retirement Income Plan allow participants to elect a reduced annuity in the joint and survivor form, which provides payments over the life of the participant and a named beneficiary. Elections of payment form are made at the time of retirement.

(6)	The present value of accumulated plan benefits is calculated based on the following assumptions used to calculate the plan’s accumulated benefit obligation in accordance with FASB ASC Topic 715; a 4.50% discount rate, a 3.00% lump sum interest rate and the 2012 static mortality table. The normal retirement benefit is unreduced at age 60 for Mr. Omtvedt and unreduced at age 62 for Mr. Carbonari.

(7)	The amount shown includes the increase in the pre-tax value of Mr. Carbonari’s and Mr. Omtvedt’s Supplemental Plan benefit resulting from the retirement enhancement under their respective severance arrangements.

(8)	The Pension Plan, the Supplemental Plan and the Moen Incorporated Retirement Income Plan do not allow in-service distributions. Accordingly, no payments were made to the NEOs under the plans. No other withdrawals were made in 2011. As disclosed in footnote 8 to the Summary Compensation Table beginning on page 53 of this Proxy Statement, the pension benefits of Messrs. Carbonari and Omtvedt are funded by contributions to employee grantor trusts which are taxable to these executives in the year of the contribution. Contributions to these trusts were made in 2011.

The Pension Plan is a tax-qualified defined benefit plan. In 2008, the Pension Plan was closed to newly hired employees, and the formula for accruing pension benefits was changed. In 2011, the Pension Plan was frozen and no additional pension benefits will accrue after December 31, 2011.

•	For service on and after January 1, 2008, pension benefits grow under the following formula: 1% of compensation multiplied by years of benefit service on and after January 1, 2008; and

•

For service prior to 2008, a normal retirement benefit is determined under the following formula: (a) 1.75% of compensation multiplied by years of benefit service up to 15 years of service, plus (b) 1% of compensation multiplied by years of benefit service in excess of 15 years of service.

Total service taken into account under the Pension Plan is capped at 35 years. In addition, participants will not receive less than a protected benefit that was “grandfathered” as of December 31, 2001 when the Company previously changed the pension plan formula. The estimated retirement benefits in the preceding table include any offset for Social Security benefits. The compensation used to calculate retirement benefits generally includes the categories of “Salary” and “Non-Equity Incentive Plan Compensation” from the Summary Compensation Table shown above on page 53, averaged over the five highest consecutive years.

With respect to Mr. Carbonari, the Moen Incorporated Retirement Income Plan is a tax-qualified defined benefit plan. The formula for determining monthly pension benefits is (a) 1.05% of compensation multiplied by years of benefit service up to 30 years, plus (b) 0.40% of compensation in excess of covered compensation multiplied by years of benefit service up to 30 years, plus (c) 1.00% of compensation multiplied by years of benefit service in excess of 30 years.

The Supplemental Plan pays the difference between the benefits payable under our tax-qualified defined benefit plan (the Pension Plan and, for Mr. Carbonari, the Moen Incorporated Retirement Income Plan) and the amount that would have been paid if the Internal Revenue Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax-qualified defined benefit plan. In addition, the Supplemental Plan provides the full pension benefit earned in years in which an executive is ineligible for the tax-qualified defined benefit plan. In calculating benefits, no credit is given for service in excess of 35 years. Through December 31, 2007, the Supplemental Plan also provided that certain senior officers of the Company (those who were Vice Presidents or more senior officers prior to 1999) receive an annual benefit equal to 52 1/2 % of average compensation during the five highest-paid consecutive years of employment. Mr. Omtvedt is entitled to this enhanced retirement benefit. This retirement benefit is reduced by 1 1/2% of such average compensation for each year between the officer’s retirement and attainment of age 65, unless he has completed 35 years of service. This benefit is also reduced by 1/2% of such average compensation for each year of service on and after January 1, 2008, since beginning on January 1, 2008, these executives will earn additional pension benefits at the same rate that applies to all employees in the Company’s tax-qualified pension plan (1% of compensation per year of service). The Supplemental Plan benefit is reduced by benefits under the Pension Plan and the retirement plans of our subsidiaries or any prior employer, including an executive’s prior employers who are unrelated to the Company.

Payments of early retirement annual benefits under the Fortune Brands plans are calculated assuming a reduction of 6% per year prior to age 62 (unreduced at age 62) for Mr. Carbonari and 7% per year prior to age 60 (unreduced at age 60) for Mr. Omtvedt. Mr. Carbonari’s pension reduction is calculated differently than Mr. Omtvedt’s because Mr. Omtvedt was grandfathered under a plan provision applicable to certain employees who were employed as of December 31, 2001. Mr. Carbonari was employed by one of the Company’s subsidiaries until January 1, 2007. Mr. Carbonari’s annual early retirement benefit under the Moen Incorporated Retirement Income Plan is calculated assuming a 6% reduction per year from age 60 to 62 and a 4% reduction per year prior to age 60 (the benefit is unreduced at age 62).

The pension benefits earned by Messrs. Carbonari and Omtvedt under the Supplemental Plan cannot be secured in a manner similar to the tax-qualified pension benefits earned by other Company employees. To provide for the security of these non-qualified benefits, the Company, prior to 1999, established “grantor trusts” for a limited number of executives, including Messrs. Carbonari and Omtvedt. These trusts were approved by stockholders. The Company has not established any new grantor trusts since 1999 and no longer provides them to new executives.

2011 NONQUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last FY $	Registrant Contributions in Last FY $ (1)(2)	Aggregate Earnings in Last FY $ (1)(3)	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $
Matthew Shattock	0	150,262	6,297	0	236,782
Robert Probst	0	70,063	4,592	0	133,148
William Newlands	0	76,592	9,126	0	201,967
Philip Baldock	0	0	0	0	0
Albert Baladi	0	0	0	0	0
Bruce Carbonari	0	249,855	70,573	0	1,380,300
Craig Omtvedt	0	90,664	9,688	0	807,490

(1)	Amounts listed in the Registrant Contributions column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table on page 53. No amounts listed in the Aggregate Earnings column were reported in the “All Other Compensation” column of the Summary Compensation Table on page 53.

(2)	The supplemental nonqualified profit sharing benefit of Messrs. Carbonari and Omtvedt are funded by contributions to an employee grantor trust which is taxable to the executive in the year of contribution. A contribution to the trust was made in 2011.

(3)	Earnings are credited to the accounts of executives based on the Citigroup U.S. Broad Investment Grade Bond Index (for Messrs. Shattock, Carbonari, Probst, Newlands, Baldock and Baladi). For those executives with employee grantor trusts for supplemental nonqualified profit sharing contributions (Mr. Omtvedt), earnings are credited based on the election of the executive among the following: Fidelity Blue Chip Growth Fund, Fidelity Equity Income Fund, Fidelity International Discovery Fund, MFS New Discovery Fund, Northern Trust Institutional Funds Diversified Asset Portfolio, PIMCO Total Return Fund, Vanguard 500 Index Fund, Fidelity Value Fund and the Spartan Total Market Index Fund.

The Company’s nonqualified deferred compensation plan is a supplemental plan that pays the difference between the profit sharing contribution provided under the tax-qualified defined contribution plan and the contribution that would have been made if the Internal Revenue Code did not limit the compensation that may be taken into account under tax-qualified retirement plans. The contribution amount in 2009, 2010 and 2011 was equal to 6% of adjusted compensation for Messrs. Carbonari and Omtvedt and 7.8% for Messrs. Shattock, Probst and Newlands, which generally includes salary and annual bonus. Compensation is adjusted by multiplying amounts in excess of the Social Security taxable wage base ($106,800 in 2011) by 1.25. The pertinent profit sharing formula applies uniformly to all eligible employees in the applicable plan and is not enhanced for executives. Nonqualified profit-sharing benefits are paid in a lump sum upon termination of an executive’s employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL(1)

Compensation Program	Voluntary		Involuntary		Death	Disability	Retirement	Involuntary Termination (or for Good Reason) After Change in Control
	For Good Reason	For No Good Reason	Other Than for Good Reason	Without Cause
Cash Severance
Matthew Shattock	4,162,209	0	0	4,162,209	0	0	0	6,243,313
Robert Probst	1,557,287	0	0	1,557,287	0	0	0	2,076,382
William Newlands	1,604,259	0	0	1,604,259	0	0	0	2,139,012
Philip Baldock	1,516,500	0	0	1,516,500	0	0	0	2,022,000
Albert Baladi	1,200,000	0	0	1,200,000	0	0	0	1,600,000

Health and Welfare Related Benefits(2)
Matthew Shattock	21,793	0	0	21,793	1,900,000	0	0	32,689
Robert Probst	14,449	0	0	14,449	1,100,000	0	0	19,265
William Newlands	16,910	0	0	16,910	1,100,000	0	0	22,547
Philip Baldock	0	0	0	0	1,394,000	0	0	0
Albert Baladi	0	0	0	0	1,032,000	0	0	0

Options(3)
Matthew Shattock	0	0	0	0	0	0	0	2,846,727
Robert Probst	0	0	0	0	0	0	0	1,251,845
William Newlands	0	0	0	0	0	0	0	1,191,686
Philip Baldock	0	0	0	0	0	0	0	673,691
Albert Baladi	0	0	0	0	0	0	0	434,713

RSUs
Matthew Shattock	0	0	0	0	0	0	0	6,574,711
Robert Probst	0	0	0	0	0	0	0	1,161,977
William Newlands	0	0	0	0	0	0	0	1,161,977
Philip Baldock	0	0	0	0	0	0	0	871,352
Albert Baladi	0	0	0	0	0	0	0	871,352

Cash LTIP
Matthew Shattock	0	0	0	0	0	0	0	1,750,000
Robert Probst	0	0	0	0	0	0	0	53,333
William Newlands	0	0	0	0	0	0	0	53,333
Philip Baldock	0	0	0	0	0	0	0	139,397
Albert Baladi	0	0	0	0	0	0	0	53,333

Total Potential Payments Upon Termination or Change in Control
Matthew Shattock	4,184,002	0	0	4,184,002	1,900,000	0	0	17,447,440
Robert Probst	1,571,736	0	0	1,571,736	1,100,000	0	0	4,562,802
William Newlands	1,621,169	0	0	1,621,169	1,100,000	0	0	4,568,555
Philip Baldock	1,516,500	0	0	1,516,500	1,394,000	0	0	3,706,440
Albert Baladi	1,200,000	0	0	1,200,000	1,032,000	0	0	2,959,398

(1)	This table assumes the specified termination events occurred on December 31, 2011. It uses the Company’s closing share price on the last day of its 2011 fiscal year to calculate the value of the equity awards that would vest or be settled in connection with a termination event prior to or following a change in control. The closing price of Company stock on December 30, 2011 (the last trading day of 2011) was $51.23.

(2)	The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits above the benefit level applicable to all employees generally.

(3)	In all cases except following a change in control there is no incremental option value above the value applicable to all employees with options. In the event of a change in control, the values listed reflect the value of unvested options that would vest in connection with such change in control.

A number of Company employee benefit and incentive plans provide for payment or vesting of benefits upon termination of employment of any participant, including the NEOs. If terminated on December 31, 2011, the NEOs would receive benefits and payments under these plans in addition to the amounts described in the table above. Messrs. Carbonari and Omtvedt terminated employment on December 31, 2011 and unless otherwise noted below received retirement treatment under the plans and programs below.

Annual Incentive Plan Awards. The following table shows the treatment of annual awards under the applicable annual incentive plan following a termination of employment, depending upon the reason for such termination.

REASON FOR TERMINATION

Termination by the Company	Voluntary Termination	Death, Disability or Retirement
Executive forfeits his annual bonus.	Executive forfeits his annual bonus.	Executive (or his estate) is paid his prorated annual bonus at the same time bonuses are paid to other executives of the Company.

LTIP Awards. The following table shows the treatment of LTIP awards following a termination of employment, depending upon the reason for such termination.

AWARD	REASON FOR TERMINATION
	Voluntary Termination	Death	Disability or Retirement
Stock Options	Vested options expire three months after the termination date, or, if sooner, on the regularly- scheduled expiration date.

Vested options granted after 2005 expire at the end of the three- year period following death or, if sooner, on the regularly-scheduled expiration date, provided that options may be exercised for at least one year following death even if this extends past the regularly-scheduled expiration date.

Vested options granted before 2005 expire on the regularly-scheduled expiration date.

Founders grant options vest in full upon death, and remain exercisable for three years following death or, if sooner, on the regularly-scheduled expiration date, provided that options may be exercised for at least one year following death even if this extends past the regularly-scheduled expiration date.

Vested options granted from September 2005 to September 2008 expire three years after employment terminates, or on the regularly- scheduled expiration date, if earlier. All other vested options expire in their regularly-scheduled expiration date, provided the executive has been employed for one year following grant (the one-year requirement does not apply to founders grants). Founders grant options vest in full at termination resulting from disability if the executive has been employed for a least six months from the date of grant; and unvested founders grants are forfeited in the event of retirement.

AWARD	REASON FOR TERMINATION
	Voluntary Termination	Death	Disability or Retirement
RSUs	Outstanding RSUs are forfeited.	Full vesting at termination.	Full vesting on the applicable vesting date. RSUs vest in full at termination resulting from disability (but, in the case of founders grants, only if the executive has been employed for at least six months from the date of grant).

AWARD	REASON FOR TERMINATION
	Voluntary Termination	Death	Disability or Retirement
Cash Awards	Outstanding cash awards are forfeited.	Prorated based on actual performance.	Prorated based on actual performance.

The following chart explains the treatment of LTIP awards in the event of a change in control:

AWARD	TREATMENT UPON CHANGE IN CONTROL
Stock Options	All stock options; including founders grants, become fully vested.
RSUs	In the event of termination of employment by the Company without cause or by the executive for good reason following a change in control, all outstanding founders grant RSUs vest and are paid out on the date employment terminates; all other awards vest on a pro-rata basis.
Cash Awards	In the event of termination of employment by the Company without cause or by the executive for good reason following a change in control, awards are calculated at target and prorated; Mr. Shattock’s awards are calculated at maximum and prorated.

Retirement Benefits. Upon termination of employment, participants in the Company’s defined contribution plans (both tax-qualified and nonqualified) may receive a distribution of their account balances. The Nonqualified Deferred Compensation table on page 64 of this Proxy Statement lists each executive officer’s balance under the nonqualified defined contribution plan as of the last fiscal year end. The Company’s tax-qualified defined benefit plan and Supplemental Plan both provide pension benefits upon retirement (as defined in the plans). Messrs. Carbonari and Omtvedt were retirement-eligible under the Supplemental Plan and are entitled to receive nonqualified pension benefits in connection with their retirements. The Pension Benefits table on page 62 of this Proxy Statement and the narrative and footnotes that follow it provide additional detail on the amount and terms of these pension benefits.

Health and Related Benefits. In addition to the dollar values in the table above for health and related benefit continuation pursuant to severance and change in control agreements, the NEOs will receive health and related benefits pursuant to the Company’s benefit plans applicable to employees generally. In connection with their retirements, Messrs. Carbonari and Omtvedt will receive retiree medical coverage (until Medicare eligible). The retiree medical coverage program was closed to new hires in 1999 and, accordingly, Messrs. Shattock, Probst, Newlands, Baldock and Baladi are not eligible to receive retiree medical coverage.

Change in Control Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari and Omtvedt, to provide each of them with benefits if they are terminated following a change in control of the Company. These agreements replaced similar agreements that had been in place for many years. However, the new agreements incorporated changes due to new tax regulations governing deferred compensation. The new agreements also reflect modifications to certain provisions to make the agreements more favorable to the Company and shareholders.

Each agreement states that if, subsequent to a change in control, (1) the Company terminates the executive’s employment for a reason other than disability or cause, or (2) the executive decides to terminate his employment for good reason, the executive will receive:

(i)	2.99 times his base salary, 2.99 times the amount of his target annual incentive compensation award and 2.99 times the annual defined contribution plan allocation for the year prior to year in which the termination of employment occurs (and the supplemental profit sharing allocation under the Supplemental Plan);

(ii)	three additional years of service and earnings credit under our retirement plans and agreements; and

(iii)	three additional years of coverage under our life, health, accident, disability and other employee plans.

Payments under these agreements are generally made in a lump sum immediately following termination. For executives hired prior to 2008, if the special excise tax under Section 280G of the Internal Revenue Code applies, and the executive’s payments are required under the agreement to be reduced to a level that will not trigger the excise tax, the Company will restore amounts lost by the executive officer due to the excise tax. If payments to the executive due to a change in control do not exceed the threshold dollar amount that triggers the excise tax by more than a specified amount, payments to the executive are reduced in order to avoid application of the excise tax. The Company has not provided these benefits to individuals who have become executives since 2008. The Company has established a “rabbi” trust with a bank for the purpose of making payments under the agreements. This trust currently is not funded. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari and Omtvedt, to provide each of them with severance benefits without regard to a change in control if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for good reason. The good reason and termination (other than for cause) triggers were chosen because they are standard triggers for severance benefits. Severance payments under the agreements provide compensation to the executives in exchange for non-compete and non-solicitation protections received by the Company. The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three for Mr. Carbonari and two for Mr. Omtvedt. Subject to Section 409A of the Internal Revenue Code, all the agreements provide for severance payments to be paid in installments over a one-year period. All the agreements contain restrictions on soliciting Company employees, competing with the Company and revealing confidential information for a twelve-month period following termination of employment.

The amount of severance payments provided in the change in control and severance agreements reflect competitive benefits in the market for executive talent, based upon advice from the compensation consultant, other advisors and the experiences of Compensation Committee members.

Termination Agreements. In 2011, the Company entered into termination agreements with Messrs. Shattock, Probst, Newlands, Baldock and Baladi specifying certain compensation and benefits payable to the executives in the event of their termination of employment. Each agreement states that if (1) the Company terminates the executive’s employment for a reason other than disability or cause, or (2) the executive terminates his employment for good reason, the executive will receive:

(i)	1.5 times his base salary, 1.5 times the amount of his target annual incentive compensation award and 1.5 times the annual defined contribution plan allocation for the year prior to year in which the termination of employment occurs (and the supplemental profit sharing allocation under the Supplemental Plan) (Mr. Shattock’s multiplier is 2 rather than 1.5); and

(ii)	18 months of coverage under our life, health, accident, disability and other employee plans (24 months for Mr. Shattock).

If the executive’s employment is terminated involuntarily by the Company for reasons other than disability or without cause or by the executive for good reason within 24 months following a change in control, the multiplier in sub-paragraph (i) above is changed from 1.5 to 2 (from 2 to 3 for Mr. Shattock) and the period of benefits continuation coverage in sub-paragraph (ii) is changed from 18 months to 24 months (from 24 months to 36 months for Mr. Shattock). Payments under these agreements are generally in the form of regular installments commencing within 90 days following termination; provided, however, that if a termination occurs following a change in control, payments are in the form of a lump sum within 30 days following termination of employment. If payments to the executive due to a change in control do not exceed the threshold dollar amount that triggers the excise tax under Section 280G of the Internal Revenue Code by more than a specified amount, payments to the executive are reduced in order to avoid application of the excise tax.

Severance payments under the agreements provide compensation to the executives in exchange for the non-compete and non-solicitation protections received by the Company. All the agreements contain restrictions on soliciting Company employees, competing with the Company and revealing confidential information for a twelve-month period following termination of employment.

The amount of severance payments provided in the termination agreements reflects competitive benefits in the market for executive talent, based upon advice from the compensation consultant, other advisors and the experiences of Compensation Committee members.

Payments to Mr. Carbonari following termination of employment. In 2002, the Company extended a special retention arrangement to Mr. Carbonari. At the time, Mr. Carbonari was employed by one of the Company’s subsidiaries and had been identified through the succession planning process as an employee with a very high potential but that the Company was at risk of losing. The arrangement was intended to encourage Mr. Carbonari to stay with the Company and perform well until retirement. Under this arrangement, if Mr. Carbonari remained employed until his normal retirement age (or an early retirement date, if approved by the Compensation Committee), he would receive a single payment equal to three times his then base salary payable six-months following the time of retirement. The Compensation Committee approved the payment of Mr. Carbonari’s retention payment in 2011 and the promised retention amount, equal to $3,600,000. In addition to Mr. Carbonari’s retention payment, following his termination of employment, he became eligible for the payment of a success bonus in the amount of $1,200,000 for successful completion of the Spin-Off. He also became eligible for severance pay equal to $9,255,057, payable following his termination of employment. Pursuant to his severance arrangement, Mr. Carbonari received an enhancement to his Beam Supplemental Plan benefit equal to three additional years of pension accrual in the amount of $10,589,618, payable following his termination of employment. The retention payment, success bonus, severance pay and Beam Supplemental Plan payments will be made in 2012 with his other accrued Beam Supplemental Plan payments following Mr. Carbonari’s termination of employment, in some cases subject to the six-month delay imposed under Internal Revenue Code Section 409A.

Payments to Mr. Omtvedt following termination of employment. Following Mr. Omtvedt’s termination of employment, he became eligible for the payment of a success bonus in the amount of $668,000 for successful completion of the Spin-Off. He also became eligible for severance pay equal to $2,536,008, payable following his termination of employment. Pursuant to his severance arrangement, Mr. Omtvedt received an enhancement to his Beam Supplemental Plan benefit equal to two additional years of pension accrual in the amount of $755,926, payable following his termination of employment with his other accrued Beam Supplemental Plan payments. The success bonus, severance pay and Beam Supplemental Plan payments will be in 2012 following Mr. Omtvedt’s termination of employment, in some cases subject to the six-month delay imposed under Internal Revenue Code Section 409A. The Company also entered into a consulting arrangement with Mr. Omtvedt effective immediately following his termination of employment. The consulting arrangement provides for the payment of a fee of $500,000 to Mr. Omtvedt based on his provision of services on a part-time basis through December 31, 2012.

Split Dollar Life Insurance. Mr. Omtvedt would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	13,480,942	(1)	$51.71	5,955,748	(2)
Equity compensation plans not approved by security holders	0		n/a	0
Total	13,480,942		$51.71	5,955,748

(1)	As of December 31, 2011, the number of securities to be issued upon exercise of outstanding stock options was 12,439,977 and upon payment of outstanding RSUs were 1,040,965.

(2)	5,955,748 shares remain available for issuance under the Company’s 2011 Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

Report of the Audit Committee

The Audit Committee of the Board is composed of three directors who are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee Charter is available on the Company’s website at http://investor.beamglobal.com under the tab “Corporate Governance – Committees of the Board.” The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees (Codification of Statements on Auditing Standards, AU 380). The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended

December 31, 2011 and the effectiveness of internal controls over financial reporting as of December 31, 2011.

The Company’s independent registered public accounting firm has also provided the Audit Committee with the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Audit Committee

Richard A. Goldstein, Chair

A.D. David Mackay

Robert A. Steele

Fees of Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2011 was PricewaterhouseCoopers LLP (“PwC”). All PwC services were approved in advance by the Audit Committee. The aggregate fees billed by PwC during the years 2011 and 2010 are set forth in the table below:

Type of Fee	Fiscal Year Ended December 31,
	2011	2010
Audit Fees(1)	$6,817,000	$6,158,000
Audit-Related Fees(2)	$336,000	$140,000
Tax Fees(3)	$934,000	$1,640,000
All Other Fees(4)	$23,000	$10,000

(1)	Audit fees represent the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s financial statements included in its SEC Form 10-Q filings, as well as the assessment of the effectiveness of the Company’s internal control over financial reporting. For 2011, audit fees include services related to the Spin-Off of Home & Security, the sale of the Golf business, debt retirement charges, assessment of system changes, and other accounting consultation.

(2)	In 2010 and 2011, audit-related services included due diligence services. 2010 audit-related services also included audits of employee benefit plans.

(3)	Tax fees represented services which included domestic and international tax compliance, tax consulting, customs and transfer pricing services.

(4)	In 2010 and 2011, all other fees included advisory services and licensing related to accounting research tools.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chair of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chair of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2011 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. The Audit Committee and the Board recommend that you ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2012 is ratified.”

A member of PwC will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by stockholders. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC.

The Board of Directors recommends that you vote FOR Item 2, the ratification of appointment of our independent registered public accounting firm for 2012.

Item 3

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID

TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company asks that you indicate your approval of the compensation paid to our named executive officers as described in this Proxy Statement under the heading “Executive Compensation,” which includes the CD&A, compensation tables and narratives included elsewhere in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company intends to include in its proxy statement on an annual basis an advisory vote regarding named executive officer compensation. The Company implemented this policy following the 2011 Annual Meeting of Stockholders, at which a majority of stockholders voting on a resolution on the topic voted in favor of holding an advisory vote on executive compensation on an annual basis. The next advisory vote on the compensation paid to the Company’s named executive officers will occur at the 2013 Annual Meeting.

As described in the CD&A, the Company’s objectives for its executive compensation program are as follows:

•	Maintain a total rewards strategy that supports the Company’s overall business strategy;

•	Create and reinforce a pay for performance culture at the Company;

•	Attract, retain and motivate superior executive talent by providing competitive levels of salary and total compensation;

•	Provide incentive compensation that promotes desired behavior without encouraging excessive risk; and

•	Align the interests of management with those of the Company’s stockholders.

In support of these objectives, the Compensation Committee has formalized the following guiding principles for setting and awarding executive compensation:

•

The compensation program should pay for performance. Exceptional performance should result in increased compensation; missing performance goals should result in reduced incentive pay. Pages 41 to 47 of this Proxy Statement illustrate the connection between Company performance and compensation levels in the discussion of each incentive compensation component;

•

Compensation should be competitive with those organizations for which we compete for top talent. However, compensation standards should not rigidly follow any formula or target; rather, discretion should be employed to ensure that the Company maintains a highly qualified and strong leadership team. The process used for comparing the Company’s compensation program with those of our peers is described on pages 31 and 32 of this Proxy Statement;

•

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance. See pages 35 to 41 of this Proxy Statement for a discussion of the goals associated with the Company’s various performance-based awards;

•

To better align the interests of management with the interests of stockholders, a significant portion of executive compensation should be equity based, and stock ownership guidelines should be followed to better ensure a focus on long-term, sustainable growth. See page 34 of this Proxy Statement for a discussion of the percentage of named executive officers compensation that is paid in some form of equity or performance awards. In addition, stock ownership guidelines are discussed on page 50;

•	Perquisites and other benefits for executives should be limited in scope and nature; and

•

A compensation committee consisting entirely of independent Board members will thoroughly and comprehensively review total compensation and each element of compensation for executives at least annually. See pages 16 to 18 and 26 to 32 of this Proxy Statement for a discussion of the Compensation Committee structure and processes.

The compensation program for our named executive officers is designed to reflect these principles.

For the reasons discussed above and in this Proxy Statement under the heading “Executive Compensation,” the Board recommends that stockholders vote to approve the following resolution:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in this Proxy Statement under the heading ‘Executive Compensation,’ including the CD&A, the Summary Compensation Table, the other compensation tables and their accompanying narrative discussion, is approved.”

The Board of Directors recommends a vote FOR Item 3, the approval of the resolution relating to the compensation of our named executive officers.

Item 4

APPROVAL OF THE BEAM INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

The Board has determined that it is in the best interests of Beam and its stockholders to approve the Beam Inc. 2012 Employee Stock Purchase Plan (the “Purchase Plan”). The Board approved the Purchase Plan on September 27, 2011, and the Purchase Plan is subject to stockholder approval. A copy of the Purchase Plan is attached hereto as Appendix A.

Description of Plan

Purpose

The purpose of the Purchase Plan is to provide an opportunity for our employees to purchase shares of our common stock. The Purchase Plan enables our eligible employees and eligible employees of our subsidiaries and affiliates to purchase, through payroll deductions, shares of our common stock at a discount from the market price of the stock at the time of purchase. The Purchase Plan consists of two components: a 423 component which is intended to, and a non-423 component which does not, qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Administration

The Compensation Committee of our Board will administer the Purchase Plan and has delegated to our Senior Vice President, Chief Human Resources Officer the responsibility for the day-to-day operations of the Purchase Plan. All determinations and decisions by the Compensation Committee regarding the interpretation or application of the Purchase Plan will be final and binding on all Purchase Plan participants. The Board and the Compensation Committee are also authorized to adopt rules, procedures and subplans with respect to the non-423 component of the Purchase Plan and for the operation of the Purchase Plan in jurisdictions outside of the United States.

Eligibility

All active employees of the Company and its designated subsidiaries and affiliates are eligible to participate in the Purchase Plan as of the first day of the month following the start of their service as an active employee unless the administrator determines for any offering that only employees who customarily work more than twenty hours per week and more than five months per calendar year may participate in the offering. However, no employee is eligible to participate in the 423 component of the Purchase Plan if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of stock in the Company or any subsidiary. In addition, no employee is permitted to participate in the 423 component of the Purchase Plan if the rights of the employee to purchase our common stock under the Purchase Plan and all similar purchase plans maintained by us or our subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Purchase Plan or a specific offering if such participation is prohibited under applicable local law or would violate Section 423 of the Internal Revenue Code. As of January 1, 2012, approximately 3,100 employees are expected to be eligible to participate in the Purchase Plan.

Stock subject to the Purchase Plan

We have reserved an aggregate of 1,000,000 shares of our common stock for issuance under the Purchase Plan. As of March 1, 2012, the closing price of our common stock as reported on the NYSE was $55.44 per share.

Enrollment

Eligible employees become participants in the Purchase Plan by making a participation election during the applicable enrollment period prior to an offering date.

Terms

Offerings; Purchase Dates. The first offering period under the Purchase Plan commenced on January 1, 2012 and will end on April 30, 2012. Thereafter, consecutive 3-month offering periods will begin on the first trading day on or after May 1, August 1, November 1 and February 1. The first trading day of each offering period is an offering date and the last trading day of each offering period is a purchase date.

Price and Payment. Upon enrollment, participants elect to have after-tax payroll deductions made on each pay day during the offering period until the participant withdraws from the Purchase Plan or the participant’s employment is terminated. Participants may contribute up to 10% (in whole percentages) of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of whole and fractional shares on each quarterly purchase date. Compensation for purposes of the Purchase Plan means an employee’s total cash wages or salary but excludes overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation unless otherwise determined by the administrator.

The purchase price per share will be established by the Compensation Committee prior to each offering period and shall be no less than the lower of 85% of the fair market value per share on the first trading day of the offering period and 85% of the fair market value per share on the last trading day of the offering period. The maximum number of shares which may be purchased by any participant on any single purchase date is 100,000 shares. The fair market value of a share of our common stock on any date will equal the closing per share sales price of a share of our common stock as reported on the NYSE composite tape on the date of determination.

Termination of Participation. Participants may end their participation in an offering at any time at least 10 days before a purchase date, and participation ends automatically on termination of employment. Upon a participant’s termination of participation, all payroll deductions not already used to purchase shares under the Purchase Plan will be returned to the employee. However, if such termination of participation is due to the participant’s death or disability, accumulated payroll deductions may instead be used to purchase shares on the next applicable purchase date if elected by the participant (or the participant’s heirs or estate).

Adjustment Provisions

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock dividend, stock split, spin-off, rights offering or recapitalizations, may affect the per share value of shares of our common stock. In the event of such a transaction, the Compensation Committee will equitably adjust the maximum number of shares of our common stock subject to the Purchase Plan, the maximum number of shares that may be purchased by an employee and the per share purchase price of shares of our common stock.

In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new purchase date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless the Compensation Committee provides otherwise in its sole discretion.

In the event of a “change in control” (as defined in the Purchase Plan), the Company intends that the outstanding rights under the Purchase Plan will be assumed or substituted with an equivalent purchase right by the successor corporation. If the outstanding rights are not assumed or substituted by the successor corporation, the offering period then in progress will be shortened by setting a new purchase date and shall terminate immediately prior to the consummation of such proposed change in control.

Amendment and Termination of the Purchase Plan

Subject to applicable law and NYSE rules, the Board may at any time and for any reason amend, modify, suspend or terminate the Purchase Plan without stockholder approval. However, generally, no amendment that adversely affects the rights of any participant with respect to any previously made grants may be made without the consent of such participant. The Company intends to obtain stockholder approval of any amendment to the extent necessary to comply with Section 423 of the Internal Revenue Code.

The Purchase Plan will terminate on the date on which all purchase rights are exercised in connection with a dissolution, liquidation or change of control of the Company, or, if earlier, on the date the Purchase Plan is terminated by the Board.

Federal Income Tax Information

The following is a brief summary of the federal income tax consequences to participants in the Purchase Plan. This summary does not cover certain types of taxes, such as state and local income taxes. This summary is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax advice or guidance to participants in the Purchase Plan. Participants in the Purchase Plan are strongly urged to consult with their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Purchase Plan.

The 423 component of the Purchase Plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under those provisions as currently in effect, no income will be taxable to a participant until such participant sells or otherwise disposes of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant would generally be subject to tax in an amount that depends upon the holding period of the purchased shares. If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant would recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares on the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above and later sold at a sale price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The non-423 component of the Purchase Plan does not qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, a participant will recognize ordinary income at the time the shares are purchased measured as the excess of the fair market value of the shares purchased over the purchase price and the Company will be entitled to a corresponding deduction. Any additional gain or loss on the subsequent sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period.

This description of the Purchase Plan is a summary only and is qualified by the terms of the Purchase Plan itself. The Board intends to introduce the following resolution at the Annual Meeting (designated Item 4):

“RESOLVED, that the Beam Inc. 2012 Employee Stock Purchase Plan submitted to this Annual Meeting and as shown in Appendix A of the Proxy Statement, is approved.”

The Board of Directors recommends that you vote FOR Item 4, the Beam Inc. 2012 Employee Stock Purchase Plan.

Item 5

RE-APPROVAL OF THE

ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

The Board is recommending that stockholders re-approve the Annual Executive Incentive Compensation Plan (the “Annual Plan”). The Annual Plan was approved by the stockholders of the Company on April 30, 1997 and re-approved by the Company’s stockholders on April 30, 2002 and April 24, 2007. Under the rules of the Internal Revenue Service, the Annual Plan must be re-approved by the stockholders every five years in order for the Company to be able to deduct compensation paid to executives in excess of $1 million annually. The Board believes that the Annual Plan advances the interests of the Company and its stockholders in securing and retaining executives of outstanding ability by providing performance-based incentives to senior executives. The Annual Plan is set forth in full in Appendix B to this Proxy Statement. The description of the Annual Plan which appears below is qualified in its entirety by reference thereto.

Reasons for the Proposal

Re-approval of the Annual Plan by the stockholders is being sought to preserve the Company’s ability to deduct, for federal income tax purposes, compensation paid pursuant to the Company’s annual executive incentive compensation program. Under Section 162(m) of the Internal Revenue Code, and the rules of the Internal Revenue Service, stockholders must re-approve the Annual Plan every five years in order for the Annual Plan to qualify for the exception to the limitation on the Company’s ability to deduct compensation paid to certain specified executives in excess of $1 million annually.

Summary of the Plan

Eligibility

Awards may be granted to persons elected to the office of Vice President of the Company or a more senior office. The amounts of awards under the Annual Plan for 2012 are not yet determinable. During 2011, however, 10 officers were granted an aggregate of $3,367,000, including $2,076,400 to two FB NEOs in the aggregate. For information about awards under the Annual Plan during 2011 to our Chief Executive Officers and our other named executive officers, see pages 35 to 38 and 53 to 55 of this Proxy Statement. A total of 11 officers are currently eligible for participation in the Annual Plan.

Administration

The Annual Plan is administered by the Compensation Committee, which is composed of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code who are authorized to make grants of performance-based compensation. The Compensation Committee has authority to administer, construe and interpret the Annual Plan, to make rules for carrying it out and to make changes in such rules.

Awards and Performance Measures

Within the first 90 days of each calendar year, the Compensation Committee will set corporate performance measures for such year which, if attained, will establish an incentive compensation fund for the year. At the same time, the Compensation Committee will determine the allocation of the fund among the participants.

The performance measures will be based on any of the following performance criteria, either alone or in any combination as the Compensation Committee may determine: cash flow; cash flow from operations; earnings per share of the Company’s common stock; earnings per share of the Company’s common stock from continuing operations; income before income taxes; depreciation and amortization; income from continuing operations; net asset turnover; net income; operating income; operating margin; cash flow; return on equity; return on net assets; return on total assets; return on total capital; sales; economic value added; and total return to stockholders. Performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or in comparison to other companies. The Compensation Committee may provide that, as part of each grant, the performance measures may be adjusted in the event of certain extraordinary events set forth in the Annual Plan. The maximum amount of an award to any participant for any year will not exceed $3.0 million. No part of the amount available for awards in any year which is not awarded in such year may be carried forward for award in subsequent years.

The Compensation Committee will, promptly after the end of the year on the date on which all necessary financial or other information becomes available, in the manner required by Section 162(m) of the Internal Revenue Code, certify (i) the degree to which performance measures have been attained and (ii) with respect to each participant, the amount of the participant’s award, if any. The Compensation Committee may, in its sole discretion, reduce or eliminate, but may not increase, any award. No part of any potential award for any year which is not actually awarded to a participant because of any such reduction will be available for award to any other participant whose actual compensation for such year is subject to Section 162(m) of the Internal Revenue Code. Awards are

payable in cash as promptly as practicable after the certifications described above have been made by the Compensation Committee and within 2 1/2 months following the end of the calendar year.

The Compensation Committee has discretion, upon the request of a Participant, to defer the payment of an award (or a portion thereof) to a participant subject to Section 409A of the Internal Revenue Code. The Compensation Committee will have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates or based on such investment fixed by the Compensation Committee, on any such deferred award.

Amendment and Termination

The Board may at any time alter, amend, suspend or terminate the Annual Plan in whole or in part without approval by the stockholders. No amendment may, however, increase the award payable to a participant for a year if the amendment is adopted after the final day for setting the objective performance measures for such year (e.g., after the 90th day of the year) nor may any Annual Plan amendment or termination adversely affect the rights of a participant for whom an award has been determined for a completed year but not yet paid.

The Board intends to introduce the following resolution at the Annual Meeting (designated as Item 5):

“RESOLVED, that the Annual Executive Incentive Compensation Plan submitted to this Annual Meeting and as shown in Appendix B to the Proxy Statement, is re-approved.”

The Board of Directors recommends that you vote FOR Item 5, the re-approval of the Annual Executive Incentive Compensation Plan.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed below, as of the record date of February 24, 2012 (except as otherwise indicated), the beneficial ownership of common stock of Beam Inc. by (a) each director, (b) the “named executive officers” of the Company listed on page 22, (c) directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock. The table is based on information we received from the director nominees, executive officers and filings made with the SEC. Unless otherwise indicated, the business address of each of the Company’s directors and executive officers is the same as the Company’s address.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Pershing Square Capital Management, L.P.(3)	20,818,545	13.24
T. Rowe Price Associates, Inc.(4)	8,512,674	5.41
Albert Baladi	6,025	*
Philip A. Baldock	54,964	*
Bruce A. Carbonari (5)	917,264	*
Stephen W. Golsby	1,000	*
Richard A. Goldstein	12,022	*
Ann F. Hackett (6)	9,679	*
A.D. David Mackay	31,492	*
William A. Newlands	110,675	*
Craig P. Omtvedt (5)	685,423	*
Robert F. Probst	119,644	*
Matthew J. Shattock	117,399	*
Robert A. Steele	100	*
Anne M. Tatlock	23,439	*
Peter M. Wilson (7)	29,980	*
Directors and executive officers as a group (19 persons) (8)	1,161,764	*

*	Less than 1%

(1)	Includes the following shares of common stock that are issuable to directors and named executive officers upon the exercise of stock options that are vested as of, or will vest within 60 days of, February 24, 2012:

Name	Number of Shares
Albert Baladi	6,025
Philip A. Baldock	54,964
Bruce A. Carbonari	810,468
William A. Newlands	110,675
Craig P. Omtvedt	580,496
Robert F. Probst	119,644
Matthew J. Shattock	87,746
Anne M. Tatlock	4,980
Peter M. Wilson	4,980

(2)	The percentage calculations set forth in the table are based on 157,238,062 shares of common stock outstanding on February 24, 2012.

(3)

In a report filed by Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and William A. Ackman (collectively, “Pershing”) on Schedule 13D/A dated August 8, 2011, Pershing indicates that it has sole voting power over no shares, shared voting power over 20,818,545 shares, sole dispositive power over no shares and shared dispositive power over 20,818,545 shares. Also, in the Schedule 13D/A dated August 8, 2011, Pershing has indicated that it has additional economic exposure to a total of approximately 2,109,127 notional shares of common stock under certain cash settled total return swaps (“Swaps”). Pershing reports that these Swaps do not give it direct or indirect voting, investment or dispositive control over any of the Company’s securities. The principal business address of Pershing is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(4)	In a report filed by T. Rowe Price Associates, Inc. (“TRowe”) on Schedule 13G dated February 14, 2012, TRowe indicates that it (a) is a registered investment advisor and (b) has sole voting power over 2,339,320 shares, shared voting power over no shares, sole dispositive power over 8,501,974 shares and shared dispositive power over no shares. According to the Schedule 13G, these securities are owned by various individual and institutional client for which TRowe serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, TRowe is deemed to be a beneficial owner of such securities; however, TRowe expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of TRowe is 100 E. Pratt Street, Baltimore, MD 21202.

(5)	Shares of common stock held by Messrs. Carbonari and Omtvedt are reported as of October 3, 2011, the date on which each ceased to be an executive officer. Included in the shares of common stock held by Messrs. Carbonari and Omtvedt are 14,999 shares and 2,867 shares, respectively, held in the Beam Stock Fund under the Company’s Retirement Savings Plan.

(6)	Includes 6,892 shares that Ann Hackett has deferred until the January following the year in which she ceases to be a member of the Board.

(7)	Includes 25,000 shares held by Peter Wilson’s wife.

(8)	Includes 1,010,118 shares of common stock that are issuable to directors and executive officers upon the exercise of stock options that are vested as of, or will vest within 60 days of, February 24, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers, as well as persons who have beneficial ownership of more than 10 percent of our common stock, to file initial reports of beneficial ownership on Form 3, and reports of subsequent changes in beneficial ownership on Forms 4 or 5, with the SEC. Based solely on our review of these forms, and certifications from our officers and directors that no other reports were required for such persons, we believe that all directors and officers subject to Section 16 complied with the filing requirements applicable to them for the fiscal year ended December 31, 2011.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Our By-laws provide that in order for a stockholder to propose business for consideration at the 2013 Annual Meeting, written notice containing the information required by the By-laws must be delivered to the Secretary of the Company no later than 90 days nor earlier than 120 days before the anniversary of the prior year’s Annual Meeting, that is, after December 25, 2012 but no later than January 24, 2013 for the 2013 Annual Meeting (assuming the 2012 Annual Meeting is held on April 24, 2012 as currently intended).

Under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Company’s 2013 proxy statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before November 13, 2012.

Our Restated Certificate of Incorporation provides that in order for a stockholder to nominate a candidate for election to our Board of Directors at an Annual Meeting, written notice of such stockholder’s intent to nominate, containing the information required by the Restated Certificate of Incorporation and By-Laws, must be delivered to the Secretary of the Company no later than 120 days before the Annual Meeting, that is, by December 24, 2012 for the 2013 Annual Meeting (assuming the 2013 Annual Meeting is held on April 23, 2013).

Copies of our Restated Certificate of Incorporation and By-laws are available upon written request to Kenton R. Rose, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, Beam Inc., 510 Lake Cook Road, Deerfield, Illinois 60015. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS MATTERS

The distribution of this Proxy Statement with respect to the Company’s 2012 Annual Meeting of Stockholders is accompanied by the financial statements and other financial information as required by Securities and Exchange Commission rules. A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, but excluding any exhibits, will be made available to stockholders without charge, upon written request to Kenton R. Rose, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, Beam Inc., 510 Lake Cook Road, Deerfield, Illinois 60015. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover its cost.

Our Board is soliciting this proxy. The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, forward copies of these materials to the beneficial owners of our stock, and request the authority to execute the proxies. To assure that there is sufficient representation at the meeting, our officers and employees may solicit proxies by telephone, facsimile, or in person. In addition, we have retained Innisfree M&A Incorporated, to aid in soliciting proxies for a fee, estimated at

$15,000, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy (“Notice”) for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send only one copy of our Annual Report and Proxy Statement or Notice to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement and our Annual Report or the Notice, or if you wish to receive individual copies of our Proxy Statements, Annual Reports or Notices, as applicable, for future meetings, we will send a copy to you if you call Shareholder Services, at (847) 444-7818, or write to Beam Inc., 510 Lake Cook Road, Deerfield, Illinois 60015.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report, Proxy Statement or Notice, but you wish to receive only one copy, you may request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Wells Fargo Shareowner Services, P. O. Box 64874, St. Paul, Minnesota 55164-0874.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board.

March 9, 2012

Appendix A

BEAM INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of purchase rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such purchase rights shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Company’s Senior Vice President, Chief Human Resources Officer or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall be deemed to have occurred if:

(i) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) (1) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of 50% or more of the total fair market value or total voting power of the Company (“Voting Securities”) or (2) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of the stock of the Company possessing 30% or more of the Voting Securities, excluding, in each case, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (D) the acquisition of additional stock or voting power by a person considered to own more than 50% of the total fair market value or Voting Securities in the case of clause (1) of this clause (i) or by a person considered to own more than 30% of the

Voting Securities in the case of clause (2) of this clause (i); or (E) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;

(ii) more than 50% of the members of the Board shall, during a 12-month period, cease to be Continuing Directors (which term, as used herein, means the directors of the Company: (A) who were members of the Board on the Effective Date; or (B) who subsequently became directors of the Company and who were elected or designated to be candidates for election as nominees of the Board, or whose election or nomination for election by the Company’s shareholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board); or

(iii) the Company shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of the Company shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof: (A) the shareholders of the Company immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction; (B) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on the date hereof)), directly or indirectly, 30% or more of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of the Company existed prior to such corporate transaction; and (C) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(f) “Committee” means the Compensation and Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

(g) “Company” means Beam Inc.

(h) “Compensation” means wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation, unless otherwise determined by the Administrator. The Administrator shall have the discretion to determine the application of this definition to employees outside the United States.

(i) “Designated Affiliate” means any Affiliate selected by the Administrator as eligible to participate in the Non-423 Component.

(j) “Designated Subsidiary” means any Subsidiary selected by the Administrator as eligible to participate in the 423 Component.

(k) “Disability” means the Participant becoming unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, within the meaning of Code Section 422(c)(6).

(l) “Director” means a member of the Board.

(m) “Effective Date” shall mean the date the Plan becomes effective in accordance with Section 25.

(n) “Eligible Employee” means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of the Company or any Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Subsidiary or Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only as of the first day of the month following the start of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate. The Administrator, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Administrator in its discretion), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Purchase Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Committee shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(p) “Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

(q) “NYSE” means the New York Stock Exchange.

(r) “Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(t). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Period” means a period of three months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4. It is the intent of the Company that the initial Offering Period will be the four-month period ending April 30, 2012.

(u) “Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.

(v) “Participant” means any Eligible Employee who participates in the Plan as described in Section 5.

(w) “Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.

(x) “Plan” means the Beam Inc. 2012 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.

(y) “Purchase Date” means the last Trading Day of each Offering Period.

(z) “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date. Such Purchase Price shall be established in the manner initially specified by the Committee and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(aa) “Share” means a share of common stock of the Company or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16.

(bb) “Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

(cc) “Trading Day” means a day on which the NYSE is open for trading.

3. Eligibility. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. Further, notwithstanding any provisions of the Plan to the contrary, no Eligible Employee may be granted a purchase right under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.

4. Offering Periods. The first Offering Period under the Plan will commence on January 1, 2012 and will end on April 30, 2012. Subsequently, the Plan shall be implemented by consecutive three-month Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1, August 1, November 1 and February 1, or on such other date as the Committee shall determine, and continuing thereafter to the last Trading Day of the respective three-month period or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(t), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.

6. Payroll Deductions or Contributions.

(a) At the time a Participant completes any Participation Election, enrollment form and/or procedure to enroll in the Plan, as provided in Section 5, he or she shall elect to have payroll deductions made on each pay day during the Offering

Period in an amount not exceeding 10% of the Compensation that he or she receives on each pay day during the Offering Period, provided, that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 10. The Administrator may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed 10% of the Compensation received each pay period, during the Offering Period. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(b) Payroll deductions or contributions, as applicable, for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to subsection 6(a)), unless sooner terminated by the Participant as provided in Section 10.

(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time. Further, the Participant may increase or decrease payroll deductions or contributions by completing any form or following any procedure established by the Administrator from time to time.

(d) At the time that Shares are purchased under the Plan, or at the time some or all of the Company’s Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, (i) may withhold from the proceeds of the sale of Shares, (ii) may withhold a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable Participation Election. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall withhold taxes at the applicable statutory minimum withholding rates.

7. Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions or contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 100,000 Shares subject to adjustment pursuant to Section 15, and provided further that such purchase shall be subject to the limitations set forth in Sections 3 and 14. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The purchase of Shares pursuant to the purchase right shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. Each purchase right expires on the last day of the Offering Period.

8. Purchase of Shares.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of Shares, including fractional shares, as may be purchased with the accumulated payroll deductions or contributions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to the limitations in Section 7 and Section 8(b). Unless specifically prohibited by the Committee, fractional shares shall be purchased under the Plan. In the event that the Committee prohibits fractional shares under the Plan, any payroll deductions or contributions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.

(b) No Participant in the 423 Component of the Plan is permitted to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in Fair Market Value (determined at time the purchase right is granted) for each calendar year in which any stock purchase right is both outstanding and exercisable.

(c) If the Company determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Company shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Company may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date. In such event, any residual payroll deductions or contributions accumulated in a Participant’s account which are not used to purchase Shares shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

9. Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

10. Withdrawal.

(a) A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, the payroll deductions or contributions credited to his or her account and not yet used to purchase Shares under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the ten (10) day period immediately preceding each Purchase Date, or as may be specified by the Administrator in its discretion. All of the Participant’s payroll deductions or contributions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in Participant’s account and used to purchase Shares at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.

11. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company, a Subsidiary, or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

12. Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions or contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the person or persons entitled thereto under Section 17 may elect to (i) purchase Shares on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions or contributions in the Participant’s account in accordance with the terms of the Plan and Section 8 or, (ii) elect to withdraw from the Plan as described in this Section 12.

13. Interest. No interest will accrue on the contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.

14. Shares Available for Purchase under the Plan.

(a) Basic Limitation. Subject to adjustment pursuant to Section 15 , the aggregate number of Shares authorized for sale under the Plan is one million (1,000,000) Shares. The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.

(b) Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.

(c) Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

15. Adjustments for Changes in Capitalization and Similar Events.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 7) or over a calendar year under the $25,000 limitation (pursuant to Section 8(b)) and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its shareholders, (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Company. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the

Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change in Control. In the event of a Change in Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed merger or Change in Control. The Company shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

16. Administration.

(a) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:

(i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan,

(ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates,

(iii) determine the terms and conditions of any purchase right to purchase Shares under the Plan,

(iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan,

(v) amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated, and

(vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, including the designation of a Designated Affiliate or Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to make adjustments pursuant to Section 15(a).

(b) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Shares granted under the Plan made by the Committee or its delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Designated Affiliate, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(c) Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Death. Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase Shares shall be paid to and any Shares credited to his or her brokerage or Plan share account shall be transferred to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.

18. Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

19. Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until Shares are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.

20. Amendment and Termination.

(a) Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the shareholders of the Company. This termination authority may not be delegated. Except as provided in Section 15, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the By-laws of the Company and under the Committee charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with all applicable law. This may include, without limitation U.S. and

non-U.S. and state and local rules and regulations promulgated under U.S. securities laws, and the requirements of any stock exchange upon which the Shares may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions or contributions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions or contributions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

(b) As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23. Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

24. Term of Plan. The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Board in accordance with Section 20 and (ii) the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights shall be granted or Shares purchased, and no further payroll deductions or contributions shall be collected under the Plan following such termination.

25. Shareholder Approval. The Plan will become effective upon approval by the Board. The Plan will not be presented for approval by the Company shareholders until the annual shareholder meeting to be held in April 2012. If the Company shareholders do not approve the Plan, any amounts deducted from Participants will be refunded to the Participants and the Plan will terminate.

26. Code Section 409A; Tax Qualification.

(a) Purchase rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 26(b), purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to a purchase right be delivered within the short-term deferral period. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the

Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b) Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

27. Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

28. Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

29. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

Appendix B

BEAM INC.

ANNUAL EXECUTIVE

INCENTIVE COMPENSATION PLAN

ARTICLE I

GENERAL

SECTION 1.1 Purpose. The purpose of this Annual Executive Incentive Compensation Plan (the “Plan”) is to advance the interests of the stockholders of Beam Inc. (the “Company”) by providing performance-based incentives to senior executives of the Company.

SECTION 1.2 Definitions. As used in the Plan, the following terms shall have the following meanings:

(a) “Award” means, for each Participant, a specific dollar amount payable as determined by the Committee pursuant to Section 2.2 of the Plan after application of the Committee’s discretion pursuant to Section 2.4(b) of the Plan;

(b) “Board of Directors” means the Board of Directors of the Company;

(c) “Code” means the Internal Revenue Code of 1986, as amended;

(d) “Committee” means the Compensation and Stock Option Committee of the Board of Directors;

(e) “Incentive Pool” means, with respect to each Performance Period, the total amount of dollars available to be paid to all Participants. This amount shall be based on an objective formula established by the Committee in accordance with Section 2.2 of the Plan using one or more of the Performance Measures. It shall be allocated among the Participants in the manner determined by the Committee in accordance with the Plan;

(f) “Participants” means, with respect to each Performance Period, the group of all persons elected to the office of Vice President of the Company or any office senior thereto except any officer covered by an annual incentive compensation plan of any subsidiary of the Company. A person who during part of such Performance Period has held such office shall participate on a proportional basis reflecting the portion of the Performance Period during which he or she has held such office;

(g) “Performance Measures” means performance goals and objectives, which shall be based on any of the following performance criteria, either alone or in any combination, as the Committee may determine: cash flow; cash flow from operations; earnings per Common share; earnings per Common share from continuing operations; income before income taxes; income before income taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; operating income; operating margin; return on equity; return on net assets; return on total assets; return on total capital; sales; economic value added; and total return to stockholders. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in years prior to such Performance

Period or related to other companies. For any Performance Period, the Committee shall provide whether and how the Performance Measures shall be adjusted in the event of any or all of the following items: extraordinary, unusual or non-recurring items; effects of changes in applicable laws, regulations or accounting principles; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); realized or unrealized gains and losses on securities; expenses, charges or credits for restructuring initiatives, productivity initiatives or for impaired assets; non-cash items (e.g., amortization, depreciation or reserves); other non-operating items; writedowns of intangible assets, property, plant or equipment, investments in business units and securities resulting from the sale of business units; spending for acquisitions; and effects of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event; and

(h) “Performance Period” means each consecutive twelve-month period commencing January 1 of each year.

SECTION 1.3 Administration of the Plan. The Plan shall be administered by the Committee; provided, however, that (i) the number of directors on the Committee shall not be less than two and (ii) each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m)(4). The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the plan, to make rules for carrying it out and to make changes in such rules.

ARTICLE II

AWARDS

SECTION 2.1 Awards. The Committee may make Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 Terms of Awards. Within 90 days after the commencement of each Performance Period (or prior to such later date as permitted by, or such earlier date as required by, Code Section 162(m) and the regulations promulgated thereunder), the Committee shall establish in writing for such Performance Period (i) the objective formula for determining the Incentive Pool for the Performance Period (using one or more of the Performance Measures) and (ii) the allocable percentage of the total Incentive Pool to which each Participant shall be entitled, provided that the total of all such percentages for all Participants for any Performance Period shall not exceed 100 percent. The Committee shall cause each Participant to be notified in writing of his or her selection as a Participant.

SECTION 2.3 Limitations on Awards. The maximum amount of an Award to any Participant for any Performance Period shall not exceed $3.0 million. No part of the amount of any Incentive Pool for any Performance Period which is not awarded in such Performance Period may be carried forward for award in subsequent Performance Periods.

SECTION 2.4 Determination of Awards.

(a) The Committee shall, promptly after the date on which all necessary financial or other information for a particular Performance Period becomes available, in the manner required by Code Section 162(m), certify (i) the degree to which each of the Performance Measures has been attained and (ii) with respect to each Participant, the amount of the Participant’s Award, if any.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, reduce or eliminate, but may not increase, any Award. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. No part of any potential Award for any Performance Period which is not actually awarded to a Participant because of any reduction permitted by this Section 2.4(b) or required by Section 2.3 shall be available for award to any other Participant whose actual compensation for such period is subject to Code Section 162(m).

(c) After the end of each Performance Period when the amount of each Participant’s Award has been determined, the Committee shall cause each Participant to be provided with written notice of the amount of his or her Award, if any. Awards shall become payable in cash as promptly as practicable after the certifications described in this Section 2.4 have been made by the Committee. The Company intends that the payment will be made within 2 1/2 months of the close of the Performance Period, but in no event later than the subsequent calendar year. In the event that payments are not made within 2 1/2 months of the close of the Performance Period, it is the Company’s intent that this Plan be construed in a manner consistent with Code Section 409A.

SECTION 2.5 Deferral of Payment of Awards. Notwithstanding Section 2.4(c), but subject to the requirements of Code Section 409A, the Committee may, in its sole discretion, upon the request of a Participant, determine that the payment of an Award (or a portion thereof) to the Participant shall be deferred and when such deferred Award shall be paid and over what period of time. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee or based on one or more predetermined investments selected by the Committee, on any such deferred Award.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Restriction on Transfer. The rights of a Participant with respect to amounts payable under the Plan shall not be transferable by such Participant, otherwise than by will or the laws of descent and distribution.

SECTION 3.2 Tax Withholding. The Company shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 3.3 Source of Payments. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.4 Employment Rights and Other Benefit Programs. The provisions of the Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, the Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant’s employment at any time. The Plan shall not replace any contract of employment between the Company and any Participant, but shall be considered a supplement thereto. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company.

SECTION 3.5 Amendment and Termination. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award, nor shall any amendment increase the amount payable to a Participant for Performance Period if such amendment is made after the final day of the period for establishing the objective formula for determining the Incentive Pool for the Performance Period set forth in Section 2.2 of the Plan.

SECTION 3.6. Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

SECTION 3.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

SECTION 3.8 Effective Date. The Plan shall be effective as of January 1, 2007, subject to the approval thereof by the stockholders of the Company at the 2007 annual meeting of stockholders. Such approval shall meet the requirements of Code Section 162(m) and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective and any formula for determining the Incentive Pool for any Performance Period, any percentage thereof to which any person otherwise may be entitled and any notice given pursuant to Section 2.2 of the Plan shall be void ab initio.

Appendix C

RECONCILIATION OF NON-GAAP MEASURES

This Proxy Statement includes measures not calculated and presented in accordance with generally accepted accounting principles (“GAAP”), including the following non-GAAP performance measures that are presented on an adjusted pro forma basis: net sales, diluted earnings per share, comparable net sales, return on invested capital, return on invested capital excluding intangibles, earnings-to-free-cash conversion ratio and net-debt-to-EBITDA ratio. This Proxy Statement also presents certain non-GAAP performance measures that are calculated is accordance with our incentive compensation plans, including earnings per share before charges/gains through the date of the Spin-Off, Beam Global operating income and Beam Global return on net tangible assets. These measures should not be considered in isolation or as a substitute for any measure presented in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies.

Beam Inc. Non-GAAP Performance Measures

Beam’s financial results for the years ended December 31, 2011 and 2010 are presented in this Proxy Statement on an adjusted pro forma basis due to the separation of Fortune Brands’ businesses during 2011. Adjusted pro forma is defined as Beam’s GAAP results from continuing operations excluding charges/gains, further adjusted to assume that Beam was an independent business as of the beginning of 2010, including the impact of public company corporate expense, Beam’s tax rate, and the benefit of the debt reduction associated with the separation of Fortune Brands’ businesses. It is also adjusted for the one-time startup benefit of the new Australia spirits manufacturing and distribution agreement announced in early 2011. Reconciliation of these adjusted pro forma measures to the most closely comparable GAAP measures are presented below.

Reconciliation of Adjusted Pro Forma Financial Information to GAAP (Unaudited)

($ in millions, except per share amounts)	Year Ended December 31, 2011				Year Ended December 31, 2010
	GAAP	Separation- Related Items (a)	Select Charges/ Gains (b)	Adjusted Pro- Forma	GAAP	Separation- Related Items (c)	Select Charges/ Gains (d)	Adjusted Pro- Forma
Net sales	$2,311.1	$-	$(46.3)	$2,264.8	$2,094.9	$-	$-	$2,094.9
Cost of goods sold	987.8	-	(38.3)	949.5	865.0	-	(3.6)	861.4
Advertising and marketing	358.7	-	-	358.7	307.6	-	-	307.6
Selling, general and administrative (SG&A)	430.0	(36.0)	(25.9)	368.1	416.1	(51.9)	(6.9)	357.3
Amortization of intangible assets	16.3	-	-	16.3	16.3	-	-	16.3
Restructuring, asset impairment, business								-
separation and loss on asset sale	122.8	(83.8)	(39.0)	-	33.7	(2.3)	(31.4)	-

Operating income	395.5	119.8	56.9	572.2	456.2	54.2	41.9	552.3
Interest expense (e)	117.4	2.5	-	119.9	143.7	9.9	-	153.6
Loss on early extinguishment of debt	149.2	(149.2)	-	-	-	-	-	-
Other (income) expense, net	(40.4)	-	37.3	(3.1)	(33.2)	-	37.2	4.0

Income from continuing operations
before income taxes	169.3	266.5	19.6	455.4	345.7	44.3	4.7	394.7
Income taxes (e)	36.0	84.9	-	120.9	36.2	62.5	-	98.7

Income from continuing operations	$133.3	$181.6	$19.6	$334.5	$309.5	$(18.2)	$4.7	$296.0

Diluted earnings per share -
continuing operations	$0.85	$1.27	$-	$2.12	$2.01	$(0.09)	$-	$1.92

($ in footnotes in millions)

(a)	Includes adjustments of $36 to adjust to Beam standalone corporate cost structure and $83.8 to eliminate separation-related charges (legal, financial advisory fees, etc.). The adjustment of $149.2 is to eliminate the loss on the debt extinguishments related to the separation activities.

(b)	Net sales and cost of goods sold include reductions of $46.3 and $22.7, respectively, for the one-time impact of our new Australia distributor agreement. The additional cost of goods sold adjustments of $15.6 are primarily related to restructuring initiatives. The SG&A adjustments are primarily due to acquisition-related contingent consideration of $25. Additional operating expense adjustments of $39 include $7.7 for restructuring charges and $31.3 for tradename impairments. Other income (expense) adjustments of $37.3 are to eliminate a joint venture distribution gain ($10.2) and a tax indemnification received by Beam ($27.1).

(c)	Includes adjustments of $51.9 to adjust to Beam standalone corporate cost structure and $2.3 to eliminate separation-related charges (legal, financial advisory, and other fees and expenses).

(d)	Cost of goods sold and SG&A include $3.6 and $6.9, respectively, related to restructuring initiatives. Additional operating expense adjustments of $31.4 include $15.4 for restructuring initiatives and $16 for the loss on the sale of brand assets. Other (income) expense includes the elimination of a credit of $37.2 related to tax indemnifications.

(e)	Standalone company adjustments to adjust corporate expenses as if Beam were a standalone company beginning January 1, 2010, including interest expense impact of an assumed reduction in outstanding debt and an adjustment to Beam’s estimated effective tax rate as a standalone company.

Beam Inc.

Reconciliations of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales

(Unaudited)

	Year ended December 31, 2011
Segments	North America	EMEA	APSA	Segment Total
	%	%	%	%
GAAP basis	9	6	7	8
Impact of foreign currency	—	(5)	(8)	(3)
Acquisitions/divestitures	(1)	7	—	1
Ongoing impact of change in Australia distribution margin structure	—	—	9	2

Comparable Net Sales (Non-GAAP)	8	8	8	8

Brand Categories	GAAP Basis	Foreign Currency Exchange Rates	Australia Distribution Agreement Change	Australia Distribution Margin Structure	Acquisitions/ Divestitures	Non-GAAP - Comparable Basis
	%					%
Power Brands	12	(3)	(3)	3	—	9
Rising Stars	52	(2)	—	—	(8)	42
Local Jewels	(2)	(3)	—	—	—	(5)
Value Creators	(4)	(3)	(2)	1	7	(1)
Net sales (a)	10	(3)	(2)	2	1	8

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes Comparable Net Sales Growth is useful in evaluating the Company’s sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure.

(a)	Net sales represents consolidated Beam net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.

Reconciliation of Adjusted Earnings to Free Cash Flow Conversion

(Unaudited)

Year Ended December 31, 2011
Earnings-to-Free-Cash-Flow Conversion Rate (a)	Percent
GAAP Earnings-to-Free-Cash-Flow Conversion Rate (b)	> 25
Impact of adjustments to earnings and the impact of removing operating cash flows of discontinued operations	~65

Adjusted Pro Forma Earnings-to-Free-Cash-Flow Conversion Rate	> 90

(a)	Adjusted Pro Forma Earnings to Free Cash Flow Conversion Rate is calculated as the ratio of Adjusted Pro Forma Free-Cash-Flow to Adjusted Pro Forma Income from Continuing Operations. See the reconciliation of Adjusted Pro Forma Income from Continuing Operations for details of earnings adjustments on page C-2. Free cash flow is defined as cash flow from operations less capital expenditures. Cash from operations used to compute free cash flow is not derived in accordance with GAAP as it is adjusted for standalone company interest and corporate expenses and separation-related cash payments made during 2011.

(b)	The GAAP ratio was calculated using GAAP net income (including discontinued operations) and free cash flow determined using GAAP operating cash flows and GAAP capital expenditures (capital expenditures of $219 million, that includes Spirits capital expenditures of $166 million).

Beam Inc.

Reconciliation of Adjusted Pro Forma Net Debt to EBITDA

(Unaudited)

Year Ended December 31, 2011
GAAP debt/operating cash flow	4.2
Impact of using net debt rather than GAAP total debt (a)	(0.5)
Impact of using adjusted EBITDA rather than GAAP operating cash flow	(1.2)

Adjusted pro forma net debt/EBITDA	2.5

(a)	Net debt equals total debt less cash.

Beam Inc.

Reconciliation of Adjusted Pro Forma Return on Invested Capital (ROIC)

from Continuing Operations

(Unaudited)

($ in millions)	Year ended December 31, 2011 - Income from Continuing Operations plus After-tax Interest less Preferred Dividends		Average Invested Capital				ROIC
Unadjusted	$226	/	$7,578	(a	)	=	3%
Less: impact of pro forma and other adjustments	197	/	(1,464)

Adjusted pro forma	423	/	6,114			=	7%
Impact of excluding goodwill and intangibles	12	/	(4,272)

Adjusted pro forma excl. goodwill and intangibles	$435	/	$1,842			=	24%

(a)	Represents continuing operations.

ROIC is income from continuing operations plus after-tax interest expense divided by the average of invested capital (net debt or debt less cash plus stockholders’ equity plus after-tax interest expense). Adjusted Pro Forma ROIC is adjusted based on the amounts described for the adjusted pro forma income from continuing operations and the adjusted pro forma balance sheet on pages C-2 and C-5, respectively.

Beam Inc.

Reconciliation of Adjusted Pro Forma Balance Sheet Information

(Unaudited)

($ in millions)	December 31, 2010
	GAAP	Pro Forma Adjustments	Adjusted Pro Forma (Non-GAAP)
Assets
Cash and cash equivalents	$812	$(149)	$663
Accounts receivable	431	—	431
Inventories
Maturing spirits	1,254	—	1,254
Raw materials, supplies and work in process	111	—	111
Finished products	158	—	158

Total inventories	1,523	—	1,523
Other current assets	286	—	286

Total current assets	3,052	(149)	2,903

Property, plant and equipment	668	—	668
Goodwill and other intangible assets	4,365	—	4,365
Other assets	178	—	178
Assets of discontinued operations	4,411	(4,411)	—

Total assets	$12,674	$(4,560)	$8,114

Liabilities and Equity
Current portion of long-term and short-term debt	$611	$—	$611
Accounts payable	189	—	189
Long-term debt	3,620	(1,700)	1,920
Other liabilities	1,177	—	1,177
Liabilities of discontinued operations	1,389	(1,389)	—

Total liabilities	6,986	(3,089)	3,897

Equity	5,688	(1,471)	4,217

Total liabilities and equity	$12,674	$(4,560)	$8,114

The December 31, 2010 adjusted pro forma balance sheet includes the following adjustments: (1) the sale of Golf for proceeds of approximately $1.2 billion; (2) the spin-off of Home & Security and $500 million dividend from Home & Security to Beam immediately prior to the Spin-Off; (3) $1.7 billion extinguishment of carrying value of debt and the related $149 million extinguishment loss and (4) the equity impact of the Golf sale (based on the net discontinued operations assets and the $1.2 billion of sale proceeds) and the Home & Security Spin-Off.

Incentive Plan Non-GAAP Performance Measures

Incentive compensation payments for the year ended December 31, 2011 were, in some instances, determined based on non-GAAP performance measures calculated under the terms of the respective plans. Reconciliation of these non-GAAP measures to the most closely comparable GAAP measures are presented below.

Beam Inc.

Reconciliation of Spirits Segment GAAP Operating Income to Adjusted Operating Income (a)

(Unaudited)

($ in millions)	Year Ended December 31, 2011
GAAP Operating Income	$395.5
Adjustments
Separation charges	83.8
Acquisition-related	25.0
Restructuring and related charges	25.4
Asset impairment	31.3
Corporate cost adjustment (b)	71.5
Other items	(9.1)

Adjusted Operating Income	$623.4

(a)	Differs from adjusted pro forma operating income primarily due to exclusion of all Fortune Brands corporate expenses and Beam standalone company costs as these costs were not contemplated in the Spirits segment 2011 performance goals.

(b)	Represents all corporate costs incurred by Fortune Brands prior to the spin-off and fourth quarter 2011 incremental standalone company costs incurred by Beam Inc. as neither of these costs were contemplated in the Spirits segment 2011 performance goals.

Beam Inc.

Spirits Segment Return on Net Tangible Assets (“RONTA”)

(Unaudited)

($ in millions)	Year Ended December 31, 2011
Adjusted Operating Income (from above)	$623.4

Spirits Segment Net Tangible Assets (a)	$2,323.0

Adjustments
Foreign exchange impact	(25.0)
Adjustment for Fortune Brands	(2.0)

Adjusted Net Tangible Assets	$2,296.0

RONTA (b)	27.2%

(a)	Rolling thirteen month average.

(b)	Measured as ratio of Adjusted Operating Income to Adjusted Net Tangible Assets

Beam Inc.

Reconciliation of Spirits Segment Sales (including excise taxes)

(unaudited)

(in millions)	Year Ended December 31, 2011

GAAP Sales	$2,871.7

Adjustments
Foreign exchange impact	(23.2)
Acquisition-related	(22.0)

Adjusted Sales	$2,826.5

Reconciliation of Adjusted Pro Forma Financial Information

(Unaudited)

(In millions, except per share amounts)	Nine Months Ended September 30, 2011
GAAP net income (including discontinued operations)	$823.0
Less: gain on sale of Golf business (net of tax)	(690.0)
Add: separation expense (net of tax of $24)	76.0
Add: restructuring & restructuring related charges (net of tax of $9)	16.0
Add: debt extinguishment loss (net of tax of $48)	86.0
Less: tax indemnification	(27.0)
Less: Maxxium distribution gain	(8.0)
Add: adverse tax settlement & impact of repatriation of earnings	51.0
Add: acquisition-related contingent consideration (net of tax of $7)	18.0
Other, net of tax	(4.0)

Adjusted net income (including discontinued operations)	$341.0

Diluted shares	157.2

GAAP earnings per share (including discontinued operations)	$5.24

Less: earnings per share impact of the items above	(3.07)

Adjusted earnings per share (including discontinued operations)	$2.17

Reconciliation of Adjusted Return on Invested Capital (ROIC)

(Unaudited)

($ in millions)	Nine Months Ended September 30, 2011 - Net Income plus After-tax Interest less Preferred Dividends		Average Invested Capital			ROIC

Unadjusted	$914	/	$8,865	(a)	=	10.31%

Less: impact of charges/gains	(471)	/	233

Adjusted	$443	/	$9,098		=	4.87%

(a)	Includes continuing and discontinued operations, including gain on the sale of the Golf business.

ROIC is net income plus after-tax interest expense divided by the average of invested capital (net debt or debt less cash plus stockholders’ equity plus after-tax interest expense). Adjusted ROIC is adjusted primarily for the items identified in the reconciliation of adjusted net income for the nine months ended September 30, 2011.

Annual Meeting of Stockholders

Tuesday, April 24, 2012

Renaissance Chicago North Shore Hotel

933 Skokie Boulevard

Northbrook, Illinois 60062

Receive Future Proxy Materials Electronically

Help Beam make a difference by eliminating paper proxy mailings to your home or business. With your consent we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them on-line. To participate, go to www.icsdelivery.com/beam and follow the prompts.

Reminder

You may vote by telephone or over the internet. Voting electronically is quick, easy and also saves the company money. Just follow the instructions on your proxy card.

If you vote the shares on the internet or by phone, you do not need to mail back the Proxy Card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K, and Annual Review is/are available at www.proxyvote.com.

BEAM INC. Annual Meeting of Stockholders The Board of Directors solicits this proxy for use at the Annual Meeting

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) Matthew J. Shattock, Robert A. Probst and Kenton R. Rose (and any other person chosen by Messrs. Shattock, Probst or Rose) proxies, to vote all shares of Beam’s common and preferred stock that this stockholder(s) would be entitled to vote on at the Annual Meeting of Stockholders to be held on April 24, 2012 at the Renaissance Chicago North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois at 1:30 p.m. CDT, and any adjournment or postponement thereof, on items 1,2,3,4 and 5 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred.

This proxy, when properly executed, will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Item 1) and FOR Items 2, 3, 4 and 5. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

If you participate in the Beam Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.

Address changes / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

BEAM INC. CORPORATE SECRETARY 510 LAKE COOK ROAD DEERFIELD. IL 60015

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
1a.	Richard A. Goldstein		☐	☐	☐
1b.	Stephen W. Golsby		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
1c. 1d.	Ann F. Hackett A. D. David Mackay		☐ ☐	☐ ☐	☐ ☐	2	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2012.	☐	☐	☐
1e.	Matthew J. Shattock		☐	☐	☐	3	Advisory vote to approve named executive officer compensation.	☐	☐	☐
1f.	Robert A. Steele		☐	☐	☐	4	Approval of the Beam Inc. 2012 Employee Stock Purchase Plan.	☐	☐	☐
1g.	Peter M. Wilson		☐	☐	☐	5	Re-approval of the Annual Executive Incentive Compensation Plan.	☐	☐	☐
						NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

				JOB #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date